                                                Filed pursuant to Rule 424(b)(5)
                                                Registration No. 333-72907



             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 3, 1999
                                  $514,896,100
                                 (APPROXIMATE)

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-TBC2
                     MELLON RESIDENTIAL FUNDING CORPORATION
                                   DEPOSITOR

                               THE BOSTON COMPANY

                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                           SELLER AND MASTER SERVICER
                         ------------------------------
CERTIFICATES OFFERED
  - Classes of mortgage pass-through
    certificates listed below
ASSETS
  - Adjustable rate, first lien,
    residential mortgage loans
CREDIT ENHANCEMENT
  - Subordination
Neither the Securities and Exchange
Commission nor any state securities
commission has approved or disapproved
these securities or determined if this
prospectus supplement or the attached
prospectus is accurate or complete.
Making any contrary representation is a
criminal offense.

                                              You should carefully consider
                                              the risk factors beginning on
                                              page S-8 in this prospectus
                                              supplement and on page 2 of the
                                              prospectus.

                                              The certificates are obligations
                                              only of the trust.

                                              Neither the certificates nor the
                                              mortgage loans are guaranteed
                                              by any person.

                                              The certificates are not bank
                                              deposits.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        INITIAL CLASS                        EXPECTED RATINGS                      INITIAL CLASS
                         CERTIFICATE      PASS-THROUGH     --------------------                     CERTIFICATE
                           BALANCE            RATE            S&P       MOODY'S                       BALANCE
------------------------------------------------------------------------------------------------------------------
Class A-1               $501,642,000       Adjustable        AAAr         Aaa       Class B-1       $6,497,000
------------------------------------------------------------------------------------------------------------------
Class X                      (1)            Variable         AAAr         Aaa       Class B-2       $3,898,000
------------------------------------------------------------------------------------------------------------------
Class A-R                $       100        Variable         AAAr         --        Class B-3       $2,859,000
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

                                            EXPECTED RATINGS
                         PASS-THROUGH     --------------------
                             RATE            S&P       MOODY'S
----------------------------------------------------------------------------
Class A-1                  Variable          AAr         Aa2
-----------------------------------------------------------------------------------------
Class X                    Variable          --          A2
------------------------------------------------------------------------------------------------------
Class A-R                  Variable          --         Baa2
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) This class will not receive any principal payments but will accrue interest on its notional amount, which initially will be approximately $519,836,881.

     The pass-through rate on the Class A-1 Certificates is subject to adjustment on each distribution date based on one-month LIBOR subject to the limits described in this prospectus supplement.

     The pass-through rates on the Class X, Class B-1, Class B-2 and Class B-3 Certificates may vary on each distribution date based on the mortgage rates on the mortgage loans.
                         ------------------------------

     Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered certificates, other than the Class A-R Certificates, from the depositor. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters will pay the depositor an amount equal to approximately 100.42% of the aggregate principal balance of the offered certificates plus accrued interest from June 1, 2000, except in the case of the Class A-1 Certificates, before deducting issuance expenses payable by the depositor. See "Method of Distribution" in this prospectus supplement. The offered certificates, except the Class A-R Certificates, will be issued in book-entry form only, and the Class A-R Certificates will be issued in physical form, on or about June 15, 2000.
                         ------------------------------

[GREENWICH CAPITAL LOGO]                           MELLON FINANCIAL MARKETS, LLC
                                  UNDERWRITERS
JUNE 12, 2000

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

      - the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

      - this prospectus supplement, which describes the specific terms of your series of certificates.

     YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT.

                               TABLE OF CONTENTS

         PROSPECTUS SUPPLEMENT                                   PROSPECTUS

CAPTION                                PAGE           CAPTION                                PAGE
-------                                ----           -------                                ----
Summary of Terms.....................   S-3           Risk Factors.........................     2
Risk Factors.........................   S-8           Incorporation of Certain Documents by
The Mortgage Pool....................  S-13             Reference..........................     8
Boston Safe Deposit and Trust                         The Trust Fund.......................    10
  Company............................  S-23           Use of Proceeds......................    21
Servicing of Mortgage Loans..........  S-27           The Depositor........................    22
Description of the Certificates......  S-28           Mortgage Loan Program................    23
Yield, Prepayment and Maturity                        Description of the Certificates......    30
  Considerations.....................  S-45           Credit Enhancement...................    51
Credit Enhancement...................  S-56           Yield and Prepayment
Use of Proceeds......................  S-58             Considerations.....................    57
Federal Income Tax Considerations....  S-58           The Pooling and Servicing
ERISA Considerations.................  S-60             Agreement..........................    60
Method of Distribution...............  S-62           Certain Legal Aspects of the Mortgage
Legal Matters........................  S-63             Loans..............................    78
Ratings..............................  S-63           Federal Income Tax Considerations....    87
Annex I--Global Clearance, Settlement                 State Tax Considerations.............   120
  and Tax Documentation Procedures...  S-65           ERISA Considerations.................   120
                                                      Legal Investment.....................   125
                                                      Method of Distribution...............   127
                                                      Legal Matters........................   128
                                                      Financial Information................   128
                                                      Rating...............................   128
                                                      Index to Defined Terms...............   129

                                SUMMARY OF TERMS

     This section gives a brief summary of the information contained in this prospectus supplement. The summary does not include all of the important information about the offered certificates. We recommend that you review carefully the more detailed information in this prospectus supplement and in the prospectus.

TITLE OF CERTIFICATES......  Mortgage Pass-Through Certificates, Series
                             2000-TBC2.

ISSUER.....................  MRFC Mortgage Pass-Through Trust, Series 2000-TBC2.

DEPOSITOR..................  Mellon Residential Funding Corporation.

SELLER.....................  Boston Safe Deposit and Trust Company.

MASTER SERVICER............  Boston Safe Deposit and Trust Company.

SUBSERVICER................  Dovenmuehle Mortgage, Inc.

TRUSTEE....................  Norwest Bank Minnesota, National Association.

STANDBY PURCHASER..........  Mellon Bank, N.A.

CUT-OFF DATE...............  The close of business on June 1, 2000.

CLOSING DATE...............  On or about June 15, 2000.

DETERMINATION DATE.........  The 10th day of each month or, if the 10th day is not a business day, the preceding business day.

DISTRIBUTION DATE..........  The 15th day of each month or, if the 15th day is not a business day, the first business day thereafter, beginning in July 2000.

RECORD DATE................  The last business day of the month prior to the month that includes the applicable distribution date except that the record date for the Class A-1 Certificates will be the business day immediately preceding the applicable distribution date.

DESIGNATIONS

Each class of certificates will have different characteristics. Certain of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the prospectus to provide you with a better understanding of your certificates.

Book-Entry Certificates

All classes of certificates except for the Physical Certificates.

Notional Amount Certificates

Class X Certificates

Offered Certificates

Each class of certificates listed on the cover page of this prospectus supplement.

Physical Certificates

Class B-4, Class B-5, Class B-6 and Class A-R Certificates.

Regular Certificates

All classes of certificates except for the Class A-R Certificates.

Residual Certificates

Class A-R Certificates.

Senior Certificates

Class A-1, Class X and Class A-R Certificates.

Subordinated Certificates

Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
Certificates.

OFFERED CERTIFICATES

Pass-Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date based on (a) in the case of the Class A-1 Certificates, the level of one-month LIBOR, subject to the limits described in this prospectus supplement and (b) in the case of the other classes of offered certificates, the adjusted net mortgage rates of the mortgage loans. See "Description of the Certificates--Interest" in the prospectus supplement.

Interest Distributions

Interest due on each class of offered certificates on a distribution date will consist of:

- 1/12 or, in the case of the Class A-1 Certificates, the actual number of days in the accrual period divided by 360 X the applicable pass-through rate, multiplied by

- the applicable class certificate balance or notional amount on the day before that distribution date, minus

- the pro rata share of certain interest shortfalls, plus

- any unpaid interest amounts from prior distribution dates.

Holders of the Class X Certificates also will be entitled to receive supplemental interest, if any, as described in this prospectus supplement under "Description of the Certificates -- Supplemental Interest."

Interest Accrual Period

The month before each distribution date, except that the interest accrual period for the Class A-1 Certificates will be the period from the prior distribution date, or in the case of the first distribution date from the closing date, to the day before the applicable distribution date.

Interest Calculations

Actual/360 for the Class A-1 Certificates; 30/360 for all other offered certificates.

Class Certificate Balances

The initial class certificate balances of the offered certificates may be larger or smaller than listed on the cover page of this prospectus supplement based on the amount of mortgage loans delivered on the closing date. The total change for all classes will not be greater than 5% although changes to individual classes may be more than that amount.

Principal Distributions

The trustee will distribute principal of the classes of offered certificates entitled to principal distributions in the priority discussed under the caption "Description of the Certificates--Principal" in this prospectus supplement.

Minimum Denominations

$25,000, except for the Class A-R Certificates.

Form

Book-entry, except for the Class A-R Certificates. The Class A-R Certificates will be issued as physical certificates.

SMMEA Eligible

Class A-1, Class X, Class A-R and Class B-1 Certificates. See "Legal Investment" in this prospectus supplement.

ERISA Eligibility

Subject to the satisfaction of certain conditions, ERISA Plans may purchase the Class A-1 and Class X Certificates. See "ERISA Considerations" in this prospectus supplement.

OTHER CERTIFICATES

The trust fund will issue the following additional classes of certificates. We are not offering these classes to the public pursuant to this prospectus supplement and the prospectus. We are including information about these classes because they provide credit enhancement to the offered certificates.

                       INITIAL CLASS
                        CERTIFICATE    PASS-THROUGH
NAME                    BALANCE(1)         RATE
----                   -------------   ------------
Class B-4............   $1,560,000         (2)
Class B-5............   $1,560,000         (2)
Class B-6............   $1,820,781         (2)

---------------
(1) These amounts may change subject to the total permitted variance of 5%.

(2) The pass-through rate will equal the weighted average adjusted net mortgage rate on the mortgage loans.

PRIORITY OF DISTRIBUTIONS

On each distribution date, the trustee will apply the amounts available for distribution in the following order of priority:

1. concurrently, (a) interest on the Senior Certificates and (b) supplemental interest, if any, to the Class X Certificates.

2. principal of the Senior Certificates then entitled to distributions of principal.

3. first interest on, and then principal of, each class of Subordinated Certificates in the order of the numerical class designations, beginning with the Class B-1 Certificates.

4. any remaining available funds to the Class A-R Certificates.

MORTGAGE LOANS

We expect that the mortgage loans will have the following approximate characteristics as of the close of business on June 1, 2000. As of the closing date, no more than 5% of the mortgage loans will have characteristics that differ from those described in this prospectus supplement as of the close of business on June 1, 2000.

Number of loans:.............................................................742
Aggregate unpaid balance:...........................................$519,836,881
Largest loan:.........................................................$3,200,000
Smallest loan:...........................................................$19,950
Average loan:...........................................................$700,589
Highest mortgage rate:....................................................8.375%
Lowest mortgage rate:.....................................................7.125%
Weighted average mortgage rate:...........................................7.757%
Weighted average original LTV:............................................69.74%
Weighted average original LTC:............................................66.13%
Weighted average remaining term to maturity:..........................355 months

CREDIT ENHANCEMENT

General. Credit enhancement refers to a mechanism that is intended to protect the holders of some classes of certificates against losses due to defaults by borrowers under the mortgage loans. The only form of credit enhancement in this transaction is subordination.

Subordination. Subordination means that some classes of certificates are entitled to receive their distributions before other classes and that those other classes will absorb losses before the classes with a higher payment priority. The Senior Certificates have the highest payment priority and the most protection against losses. The Class B-6 Certificates have the lowest payment priority and no protection against losses. However, some types of losses that are greater than specified amounts are allocated to all classes of certificates. See "Credit Enhancement" in this prospectus supplement.

PUT OPTION

General. Certificateholders, except for holders of Class A-R and Class X Certificates, will have a one-time option to sell their certificates to Mellon Bank, N.A.

Option Period.  The period from April 9, 2003 through April 15, 2003.

Purchase Price. The outstanding principal balance of the certificates after distributions on the distribution date in June 2003 multiplied by the applicable purchase price percentage, plus accrued and unpaid interest at the applicable pass-through rate on the outstanding principal balance of the certificates immediately prior to that distribution date.

Optional Call. If certificateholders holding more than 90% of the aggregate outstanding class certificate balance of the certificates exercise the put option, Mellon Bank, N.A. will have the right to purchase all of the remaining certificates on the same terms. See "Description of the Certificates--Put Option and Optional Call" in this prospectus supplement.

OPTIONAL TERMINATION

The master servicer has the option to purchase all of the mortgage loans and properties then owned by the trust fund when the aggregate principal balance of the mortgage loans is 10% or less of the amount at the cut-off date.

FEDERAL INCOME TAX CONSIDERATIONS

For federal income tax purposes, separate elections will be made to treat specified portions of the trust fund as a "real estate mortgage investment conduit" or "REMIC", creating a tiered REMIC structure. In the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel for the depositor, assuming that timely REMIC elections are made and ongoing compliance with the pooling and servicing agreement, the offered certificates, except the Class A-R Certificates, will constitute "regular interests" in a REMIC and the Class A-R Certificates will be the "residual interests" in the REMIC. Holders of the offered certificates, other than the Class X and Class A-R Certificates, also will hold a separate put option right for federal income tax purposes. In addition, holders of the Class X Certificates will hold a separate interest rate cap contract right for federal income tax purposes. See "Federal Income Tax Considerations" in this prospectus supplement and in the prospectus.

RATINGS

The offered certificates must receive the ratings set forth on the cover page of this prospectus supplement from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

Standard & Poor's also will assign a rating of A-1+ to Mellon Bank, N.A.'s obligation under the put option with respect to all the certificates (other than the Class A-R and Class X Certificates) and the cap agreement with respect to the Class X Certificates. In the case of Moody's, Mellon Bank, N.A.'s ability or obligation to repurchase the certificates (other than the Class A-R and Class X Certificates) under the put option and Mellon Bank, N.A.'s ability or obligation to make required payments under the cap agreement is directly linked to their short term rating which is currently P-1. These ratings may be changed or withdrawn at any time by the applicable rating agency.

                                  RISK FACTORS

     An investment in the offered certificates involves significant risks. Before you decide to invest, we recommend that you consider carefully the following risk factors and the risk factors specified under the heading "Risk Factors" beginning on page 2 of the prospectus.

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

     The offered certificates will not be listed on any securities exchange. As a result, if you want to sell your certificates, you must locate a purchaser that is willing to purchase those certificates. The underwriters intend to make a secondary market for the offered certificates. The underwriters will do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of mortgage backed securities, and there may be such times in the future. As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain the price you wish to receive.

CERTAIN FEATURES OF THE MORTGAGE LOANS MAY RESULT IN LOSSES OR CASH FLOW SHORTFALLS

     There are a number of unique features of the mortgage loans that create additional risk of loss including the following:

      -- The mortgage pool includes mortgage loans made to purchase, or to refinance loans on, cooperative apartments. Many cooperative housing corporations prohibit or limit the financing of their apartments. Approximately 0.84% of the principal amount of the mortgage loans as of the cut-off date violate these types of restrictions. The applicable cooperative housing corporation may
              (1) terminate the borrower's lease or occupancy agreement, (2) refuse to recognize the lien on the cooperative shares and (3) actively oppose the efforts of the master servicer to foreclose on those cooperative shares. If a borrower under one of those mortgage loans defaults, the trust fund may suffer a loss, and that loss will be borne first by the subordinated certificates.

      -- Approximately 35.11% of the principal amount of the mortgage loans as of the cut-off date had original principal balances greater than $1,000,000. In addition, there are only 742 mortgage loans in the mortgage pool. Because of the large balances, a default on a single mortgage loan may affect the performance of the certificates which might not be true if the mortgage pool included a greater number of smaller balance loans.

      -- The security for approximately 15.72% of the principal amount of the mortgage loans as of the cut-off date includes securities, mutual funds or other assets in addition to a one- to four-family residence. If the additional collateral is excluded, the ratio of the principal balance of the loan to the value of the residence is higher, and may be substantially higher. Because of special tax rules, the trust fund may not be able to make use of the value of the additional collateral if the borrower defaults. In addition, the market value of any additional collateral will change from time to time and may not equal the market value at the time the loan was made. As a result, if a borrower under one of these mortgage loans defaults, the trust fund may suffer a loss, and that loss will be borne first by the subordinated certificates.

      -- The mortgage loans require the borrowers to make monthly payments only for accrued interest for a period of 10 years. After 10 years, the borrower's monthly payment will increase to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. When the monthly payment increases, the borrowers may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. Because no principal payments will be made on the mortgage loans for a long time, certificateholders will receive smaller principal distributions than they would have received if the borrowers were required to make monthly payments of interest and principal for the lives of the mortgage loans. This slower rate of principal distributions may reduce the return on an investment in an offered certificate that is purchased at a discount to its principal amount.

      -- The residences securing approximately 24.47%, 18.28% and 12.28% of the principal amount of the mortgage loans as of the cut-off date are located in the states of California, Massachusetts and New York, respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the mortgage loans in certain states, any adverse economic conditions or declines in property values in those states may have a greater effect on the performance of the offered certificates than if the concentration did not exist.

      -- The mortgage loans contain a provision which, subject to certain restrictions, allows the borrower to convert the ten year, interest only, adjustable rate mortgage loan into a fully amortizing, fixed rate mortgage loan at any time after the twelfth rate adjustment date. However, the conversion option may not be exercised if the loan balance is greater than $1 million or the mortgaged property is of a certain type such as a cooperative apartment. As a result of these restrictions, approximately 61.86% of the principal amount of the mortgage loans as of the cut-off date have operative conversion options. If a conversion option is exercised, the seller will be obligated to repurchase the loan which will have the same effect as a prepayment.

      -- The mortgage loans permit the borrowers to request a change in the index, margin, adjustment period or amortization schedule to those available under other loan products offered by the seller. The request may only be made once during the period from the seventh month through the twenty-fourth month, or in some cases, the thirty-sixth month, after origination. Any mortgage loan that is modified by the master servicer will be purchased from the trust fund, which will have the same effect as a prepayment.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS AND DEFAULTS

     Your pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors including the following:

      -- THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the offered certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. Substantially all of the mortgage loans impose a penalty in connection with certain prepayments within the first year or, in some cases, the first three years, after the loan is made. Because the mortgage loans don't require the borrowers to make monthly principal payments for 10 years, the amount of principal distributions during that period probably will be less than it would have been with other mortgage backed securities. However, there may be greater prepayments, either voluntary or as a result of defaults, near the end of the interest-only period for the mortgage loans.

      --  YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE
              INVESTMENTS. Mortgage backed securities, like the certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates are above the interest rates on the mortgage loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

      --  IF BORROWERS EXERCISE THEIR CONVERSION OPTIONS, YOU MAY RECEIVE
              PREPAYMENTS OF PRINCIPAL. The seller will be obligated to repurchase any mortgage loan with respect to which the borrower has exercised its right to convert the adjustable mortgage rate into a fixed mortgage rate. If substantial numbers of borrowers exercise their rights and the seller repurchases those mortgage loans, you will receive a substantial prepayment of principal. If the seller fails to repurchase those mortgage loans, they will remain in the trust fund as fixed rate mortgage loans. The inclusion of fixed rate mortgage loans may adversely affect the pass-through rates which would adversely affect your yield to maturity.

      --  AN EARLY TERMINATION WILL SHORTEN THE LIFE OF YOUR INVESTMENT WHICH
              MAY REDUCE YOUR YIELD TO MATURITY. If the optional call or optional termination right is exercised, you will receive the principal amount of your certificates plus accrued interest through the related interest accrual period. Because your certificates will no longer be outstanding, you will not receive the additional interest payments that you would have received had the certificates remained outstanding. If you bought your certificates at a premium, your yield to maturity will be lower than it would have been if the optional call or optional termination had not been exercised.

      -- CHANGES IN PASS-THROUGH RATES WILL AFFECT YOUR YIELD TO MATURITY. The pass-through rate for the Class A-1 Certificates will be adjusted based on changes in one-month LIBOR, subject to a maximum rate and a cap equal to the weighted average of the adjusted net mortgage rates on the mortgage loans. Although the mortgage rates on the mortgage loans will adjust monthly based on changes in one-month LIBOR, one-month LIBOR for the mortgage loans will be determined based on a different source than one-month LIBOR for the Class A-1 Certificates, which may result in different values. As a result, holders of the Class A-1 Certificates may not receive interest at the rate of one-month LIBOR plus the applicable margin on the applicable distribution dates.

              The pass-through rate for each class of subordinated certificates will be variable from distribution date to distribution date. The pass-through rate for each class of subordinated certificates will be based on changes in the weighted average of the adjusted net mortgage rates on the mortgage loans at the time. The weighted average of the adjusted net mortgage rates may change due to changes in the interest rates and prepayments and defaults on the mortgage loans. Any changes in the weighted average adjusted net mortgage rate on the mortgage loans may affect the pass-through rates on the certificates. Changes in a pass-through rate will affect the yield to maturity of the affected class of offered certificates.

              The pass-through rate on the Class X Certificates also will be variable from distribution date to distribution date based on the excess, if any, of the weighted average adjusted net mortgage rate on the mortgage loans over the weighted average pass-through rate on the other classes of certificates. It is possible for the pass-through rate on the Class X Certificates to equal zero.

      --  OWNERS OF CLASS X CERTIFICATES MAY NOT RECOVER THEIR INITIAL
              INVESTMENT. An investment in the Class X Certificates is very risky because the return of the investment depends on the payments of interest by borrowers under the mortgage loans. If the borrowers prepay their mortgage loans, no further interest payments will be made. If borrowers prepay their mortgage loans very fast, investors in the Class X Certificates will not recover their initial investments. In addition, investors in the Class X Certificates may not receive any supplemental interest, either because one-month LIBOR is too low to trigger a payment under the cap agreement or because Mellon Bank, N.A. fails to make a required payment under the cap agreement. The Class X

              Certificates will not be entitled to any supplemental interest after the distribution date in July 2002.

THE SUBORDINATED CERTIFICATES WILL ABSORB CASH SHORTFALLS BEFORE THE SENIOR CERTIFICATES

     The subordinated certificates will not receive any distributions of interest or principal until the senior certificates receive their interest and principal distributions. If the available funds are insufficient to make all of the required distributions on the certificates, one or more classes of subordinated certificates will not receive their distributions. In addition, losses due to defaults by borrowers will be allocated to the subordinated certificates before they are allocated to the senior certificates. Distributions on the subordinate certificates are made from the top down, commencing with the Class B-1 Certificates and ending with the Class B-6 Certificates, and losses are allocated from the bottom up, commencing with the Class B-6 Certificates and ending with the Class B-1 Certificates. The Class B-1 Certificates receive distributions before, and are allocated losses after, all other classes of subordinated certificates. Conversely, the Class B-6 Certificates receive distributions after, and are allocated losses before, all other classes of subordinated certificates.

IF PAYMENTS ON THE MORTGAGE LOANS ARE INSUFFICIENT, YOU WILL INCUR A LOSS

     All distributions on the offered certificates will be made from the assets of the trust fund. The trust fund has no other resources to make distributions on the offered certificates. The mortgage loans are not insured or guaranteed by any person. The trust fund is the only person that is obligated to make distributions on the offered certificates. The offered certificates are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other person.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL LIKELY REDUCE THE PRICES FOR CERTIFICATES

     A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates or the standby purchaser's ability to honor the put option after the offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the offered certificates.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                               THE MORTGAGE POOL
GENERAL

     Mellon Residential Funding Corporation (the "Depositor") will purchase a pool (the "Mortgage Pool") of mortgage loans (the "Mortgage Loans") from Boston Safe Deposit and Trust Company pursuant to a pooling and servicing agreement, dated as of June 1, 2000 (the "Cut-off Date"), among Boston Safe Deposit and Trust Company, as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), the Depositor, Mellon Bank, N.A., as standby purchaser, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") (the "Agreement") and will cause the Mortgage Loans to be assigned to the Trustee for the benefit of holders of the Certificates (the "Certificateholders").

     Under the Agreement, the Seller will make representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Agreement and the characteristics of the Mortgage Loans being sold by the Seller and, subject to the limitations described below under "--Assignment of Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any of these representations, warranties or covenants. The Seller will represent and warrant to the Depositor in the Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in the Agreement can be made and that the selection was not made in a manner that would adversely affect the interests of the Certificateholders. See "Mortgage Loan Program--Representations by Sellers; Repurchases" in the prospectus. Under the Agreement, the Depositor will assign all its right, title and interest in and to those representations, warranties and covenants, including the Seller's repurchase obligation, to the Trustee for the benefit of the Certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above. The obligations of the Master Servicer with respect to the Certificates are limited to the Master Servicer's contractual servicing obligations under the Agreement.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of the Mortgage Loans is expected to be approximately $519,836,881 (the "Cut-off Date Pool Principal Balance"). The Mortgage Loans have interest rates ("Mortgage Rates") that adjust monthly based on the rate for one month U.S. dollar deposits in the London interbank offered market (the "Loan Index") as published in The Wall Street Journal of the edition specified in the related note (the "Mortgage Note") on the last business day of the month preceding the month of the note adjustment which is the second month preceding the month in which the new payment amount is first due. On each adjustment date for a Mortgage Loan (each, an "Adjustment Date"), the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest 0.125%, of the Loan Index, and a margin

(the "Gross Margin") set forth in the Mortgage Note at the time of origination; provided, however, that the Mortgage Rate may not (1) exceed 10.750% over the life of the Mortgage Loan (the "Maximum Mortgage Rate") or (2) be less than 3.00%. None of the Mortgage Loans have a periodic rate cap. All of the Mortgage Loans provide that for the first 10 years after origination, the borrower (the "Mortgagor") is only required to make monthly payments equal to the accrued interest. At the end of the interest-only period, the Mortgager's monthly payments are recalculated to provide for the amortization of the principal amount thereof by the original maturity date and to pay interest at the then-current Mortgage Rate. All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date").

     The Mortgage Loans to be included in the Mortgage Pool were originated by the Seller in the normal course of its business and substantially in accordance with the underwriting criteria specified herein. At origination, all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Mortgagors may prepay their Mortgage Loans at any time. However, subject to applicable state law, substantially all of the Mortgage Loans provide for the payment of a prepayment penalty equal to (1) 1% of the outstanding principal amount of the Mortgage Loan if the Mortgagor prepays the Mortgage Loan in full during the first year or, in some cases, the first three years, after origination or (2) 1% of the portion of the prepayment amount which is in excess of 10% of the original principal amount of the Mortgage Loan if the Mortgagor prepays more than 10% of the original principal amount of the Mortgage Loan (but does not prepay the Mortgage Loan in full) during the first year or, in some cases, the first three years, after origination.

     The Mortgage Loans are assumable in connection with sales or transfers of the Mortgaged Property if the Mortgagor submits sufficient information about the proposed transferee and the note holder determines that its security will not be impaired by the assumption.

     The Mortgage Loans permit the Mortgagors to convert the adjustable Mortgage Rate into a fixed Mortgage Rate at any time after the twelfth Adjustment Date upon satisfaction of conditions and payment of a conversion fee of $450.00. The conditions include satisfaction of the then-current credit and appraisal requirements and the absence of defaults under the Mortgage Loan. Upon conversion, the new mortgage rate will equal the net yield then-required by Fannie Mae plus a spread of between 0.75% and 1.375% depending on the nature of the Mortgaged Property and the original term of the Mortgage Loan, rounded to the nearest 0.125%. However, many of the Mortgagors will not be able to exercise the conversion option since it is restricted for certain Mortgage Loans, including those with balances exceeding $1 million at the time and those, that are secured by cooperative apartments. As a result, approximately 61.86% of the Cut-off Date Pool Principal Balance could be converted if the Cut-off Date were to be the thirteenth Adjustment Date.

     Certain information with respect to the Mortgage Loans to be included in the Mortgage Pool is set forth below. Prior to June 15, 2000 (the "Closing Date"), Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest, original Loan-to-Value Ratios and original Loan-to-Collateral Value Ratios) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     Each Mortgage Loan was originated on or after March 22, 1999.

     The earliest and latest stated maturity date of any Mortgage Loan is April 1, 2029 and May 1, 2030, respectively.

     As of the Cut-off Date, no Mortgage Loan will be delinquent 30 or more days.

     None of the Mortgage Loans are subject to buydown agreements. No Mortgage Loan provides for deferred interest or negative amortization.

     No Mortgage Loan is covered by a primary mortgage guaranty insurance policy.

     No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100%. No Mortgage Loan had a Loan-to-Collateral Value Ratio at origination of more than 90%.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is

         (a) in the case of a purchase, the least of

              (1) the selling price of the Mortgaged Property at the time of origination of the Mortgage Loan,

              (2) the appraised value of the Mortgaged Property determined in an appraisal obtained by the Seller at origination of such Mortgage Loan and

              (3) the value of the Mortgaged Property determined by the Seller based on a review of the appraisal conducted in accordance with clause
         (2) or

         (b) in the case of a refinance, the lesser of

              (1) the appraised value of the Mortgaged Property determined in an appraisal obtained by the Seller at the time of such refinance and

              (2) the value of the Mortgaged Property determined by the Seller based on a review of the appraisal conducted in accordance with clause
         (1) (either (a) or (b), the "Property Value").

     The "Loan-to-Collateral Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal amount of the related Mortgage Loan at the date of determination, less the base value of any Additional Collateral (as defined under "Boston Safe Deposit and Trust Company" in this prospectus supplement) and the denominator of which is the Property Value.

     No assurance can be given that the value of any Mortgaged Property or Additional Collateral has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans. In addition, the market value of any Additional Collateral will fluctuate from time to time, and such fluctuations may be material. There can be no assurance that the value of any Additional Collateral will be available to the Trust Fund or adequate to protect the Trust Fund from losses if a Mortgagor defaults.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans in the Mortgage Pool. Other than with respect to rates of interest, original Loan-to-Value Ratios and original Loan-to-Collateral Value Ratios, percentages (approximate) are based on the Stated Principal Balances of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                                 MORTGAGE RATES

                                               NUMBER OF        AGGREGATE
                                               MORTGAGE     PRINCIPAL BALANCE     PERCENT OF
MORTGAGE RATES (%)                               LOANS         OUTSTANDING       MORTGAGE POOL
------------------                             ---------    -----------------    -------------
7.125-7.250..................................       9        $  6,877,773.96          1.32%
7.251-7.500..................................      15           9,104,481.56          1.75
7.501-7.750..................................     337         246,947,350.66         47.50
7.751-8.000..................................     365         241,723,679.26         46.50
8.001-8.250..................................      11          12,209,062.27          2.35
8.251-8.375..................................       5           2,974,533.33          0.57
                                                  ---        ---------------        ------
     Total...................................     742        $519,836,881.04        100.00%
                                                  ===        ===============        ======

---------------
The weighted average Mortgage Rate of the Mortgage Loans was approximately
7.757%.

                    CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

                                                      NUMBER OF        AGGREGATE
                                                      MORTGAGE     PRINCIPAL BALANCE     PERCENT OF
RANGE OF CURRENT MORTGAGE LOAN PRINCIPAL BALANCES($)    LOANS         OUTSTANDING       MORTGAGE POOL
----------------------------------------------------  ---------    -----------------    -------------
        0.01 - 100,000.00.......................           6        $    416,450.00          0.08%
  100,000.01 - 200,000.00.......................          13           2,262,350.00          0.44
  200,000.01 - 300,000.00.......................          77          20,393,233.26          3.92
  300,000.01 - 400,000.00.......................         104          37,098,523.08          7.14
  400,000.01 - 500,000.00.......................         109          50,589,758.59          9.73
  500,000.01 - 600,000.00.......................          88          49,385,980.35          9.50
  600,000.01 - 700,000.00.......................          71          46,575,242.69          8.96
  700,000.01 - 800,000.00.......................          36          27,228,803.05          5.24
  800,000.01 - 900,000.00.......................          40          34,568,955.59          6.65
  900,000.01-1,000,000.00.......................          74          72,797,058.08         14.00
1,000,000.01-1,100,000.00.......................          48          52,013,393.25         10.01
1,100,000.01-1,200,000.00.......................          18          21,158,409.17          4.07
1,200,000.01-1,300,000.00.......................           7           8,772,578.12          1.69
1,300,000.01-1,400,000.00.......................           7           9,681,686.00          1.86
1,400,000.01-1,500,000.00.......................           8          11,748,149.73          2.26
1,500,000.01-1,600,000.00.......................           6           9,331,248.96          1.80
1,600,000.01-1,700,000.00.......................           2           3,335,000.00          0.64
1,700,000.01-1,800,000.00.......................           2           3,550,000.00          0.68
1,800,000.01-1,900,000.00.......................           4           7,417,000.00          1.43
1,900,000.01-2,000,000.00.......................           9          17,832,499.99          3.43
2,000,000.01-2,100,000.00.......................           1           2,100,000.00          0.40
2,100,000.01-2,200,000.00.......................           2           4,284,156.72          0.82
2,200,000.01-2,300,000.00.......................           3           6,743,600.00          1.30
2,400,000.01-2,500,000.00.......................           1           2,500,000.00          0.48
2,800,000.01-2,900,000.00.......................           1           2,860,000.00          0.55
2,900,000.01-3,000,000.00.......................           4          11,992,804.41          2.31
Greater than 3,000,000.00.......................           1           3,200,000.00          0.62
                                                         ---        ---------------        ------
     Total......................................         742        $519,836,881.04        100.00%
                                                         ===        ===============        ======

---------------
The average current Mortgage Loan principal balance of the Mortgage Loans was approximately $700,589.

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                               NUMBER OF        AGGREGATE
                                               MORTGAGE     PRINCIPAL BALANCE     PERCENT OF
ORIGINAL LOAN-TO-VALUE RATIOS(%)                 LOANS         OUTSTANDING       MORTGAGE POOL
--------------------------------               ---------    -----------------    -------------
 8.33- 10.00.................................       1        $    400,000.00          0.08%
10.01- 15.00.................................       4           1,814,660.00          0.35
15.01- 20.00.................................       6           3,866,726.56          0.74
20.01- 25.00.................................       3           1,100,000.00          0.21
25.01- 30.00.................................       5           4,365,000.00          0.84
30.01- 35.00.................................      23          15,595,430.89          3.00
35.01- 40.00.................................      22          15,669,476.38          3.01
40.01- 45.00.................................      15          10,245,998.56          1.97
45.01- 50.00.................................      31          24,855,363.63          4.78
50.01- 55.00.................................      25          18,835,211.19          3.62
55.01- 60.00.................................      47          45,040,579.95          8.66
60.01- 65.00.................................      51          44,130,937.84          8.49
65.01- 70.00.................................      71          56,922,216.96         10.95
70.01- 75.00.................................     104          78,447,044.44         15.09
75.01- 80.00.................................     206         112,023,332.44         21.55
80.01- 85.00.................................      12           8,530,052.38          1.64
85.01- 90.00.................................      17          13,944,211.72          2.68
90.01- 95.00.................................       5           3,273,423.00          0.63
95.01-100.00.................................      94          60,777,215.10         11.69
                                                  ---        ---------------        ------
     Total...................................     742        $519,836,881.04        100.00%
                                                  ===        ===============        ======

---------------
The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 69.74%.

                    ORIGINAL LOAN-TO-COLLATERAL VALUE RATIOS

                                               NUMBER OF        AGGREGATE
                                               MORTGAGE     PRINCIPAL BALANCE     PERCENT OF
ORIGINAL LOAN-TO-COLLATERAL VALUE RATIOS(%)      LOANS         OUTSTANDING       MORTGAGE POOL
-------------------------------------------    ---------    -----------------    -------------
Less than or equal 5.00......................       3        $  1,388,000.00          0.27%
 5.01-10.00..................................       1             400,000.00          0.08
10.01-15.00..................................       4           1,814,660.00          0.35
15.01-20.00..................................       6           3,866,726.56          0.74
20.01-25.00..................................       4           3,100,000.00          0.60
25.01-30.00..................................       5           4,365,000.00          0.84
30.01-35.00..................................      22          15,245,430.89          2.93
35.01-40.00..................................      22          15,669,476.38          3.01
40.01-45.00..................................      16          12,245,998.56          2.36
45.01-50.00..................................      30          22,765,363.63          4.38
50.01-55.00..................................      25          18,835,211.19          3.62
55.01-60.00..................................      48          46,093,579.95          8.87
60.01-65.00..................................      55          48,107,823.14          9.25
65.01-70.00..................................      90          71,848,616.96         13.82
70.01-75.00..................................     124          95,176,657.44         18.31
75.01-80.00..................................     271         145,719,597.25         28.03
80.01-85.00..................................       6           5,268,182.38          1.01
85.01-90.00..................................      10           7,926,556.71          1.52
                                                  ---        ---------------        ------
     Total...................................     742        $519,836,881.04        100.00%
                                                  ===        ===============        ======

---------------
The weighted average original Loan-to-Collateral Value Ratio of the Mortgage Loans was approximately 66.13%.

                 STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                               NUMBER OF        AGGREGATE
                                               MORTGAGE     PRINCIPAL BALANCE     PERCENT OF
STATE                                            LOANS         OUTSTANDING       MORTGAGE POOL
-----                                          ---------    -----------------    -------------
Arizona......................................      30        $ 17,624,776.12          3.39%
California...................................     150         127,223,247.14         24.47
Colorado.....................................      33          29,349,759.76          5.65
Connecticut..................................      26          18,956,389.96          3.65
Delaware.....................................       3           1,172,666.00          0.23
District of Columbia.........................       2           1,394,000.00          0.27
Florida......................................      37          20,271,450.55          3.90
Georgia......................................      14           9,087,462.33          1.75
Hawaii.......................................       1             356,250.00          0.07
Idaho........................................       7           4,119,708.35          0.79
Illinois.....................................       5           2,840,600.00          0.55
Kansas.......................................       1             800,000.00          0.15
Louisiana....................................       1             310,000.00          0.06
Maine........................................       3           2,058,000.00          0.40
Maryland.....................................      17          13,709,538.83          2.64
Massachusetts................................     139          95,051,943.26         18.28
Michigan.....................................       6           5,142,874.67          0.99
Minnesota....................................       1             445,000.00          0.09
Montana......................................       1             500,000.00          0.10
Nevada.......................................       1             622,486.00          0.12
New Hampshire................................       8           3,671,500.00          0.71
New Jersey...................................      24          18,988,069.52          3.65
New Mexico...................................       1             340,000.00          0.07
New York.....................................      93          63,818,580.76         12.28
North Carolina...............................      12           6,396,946.23          1.23
Ohio.........................................       1             697,177.55          0.13
Oregon.......................................       7           3,559,662.60          0.68
Pennsylvania.................................      59          32,123,849.33          6.18
Rhode Island.................................       3           2,344,178.12          0.45
South Carolina...............................       3           3,091,000.00          0.59
Tennessee....................................       1             860,000.00          0.17
Texas........................................      15           9,271,935.47          1.78
Utah.........................................       4           3,078,000.00          0.59
Vermont......................................       7           3,609,800.00          0.69
Virginia.....................................      11           7,367,989.70          1.42
Washington...................................      12           7,533,324.99          1.45
Wisconsin....................................       2           1,373,713.80          0.26
Wyoming......................................       1             675,000.00          0.13
                                                  ---        ---------------        ------
     Total...................................     742        $519,836,881.04        100.00%
                                                  ===        ===============        ======

---------------
(1) No more than approximately 2.12% of the Mortgage Loans are secured by Mortgaged Properties located in any one postal zip code.

                           PURPOSE OF MORTGAGE LOANS

                                               NUMBER OF        AGGREGATE
                                               MORTGAGE     PRINCIPAL BALANCE     PERCENT OF
LOAN PURPOSE                                     LOANS         OUTSTANDING       MORTGAGE POOL
------------                                   ---------    -----------------    -------------
Purchase.....................................     532        $368,653,768.24         70.92%
Cash Out Refinance...........................     150         103,619,430.22         19.93
Rate/Term Refinance..........................      60          47,563,682.58          9.15
                                                  ---        ---------------        ------
     Total...................................     742        $519,836,881.04        100.00%
                                                  ===        ===============        ======

                          TYPE OF MORTGAGED PROPERTIES

                                               NUMBER OF        AGGREGATE
                                               MORTGAGE     PRINCIPAL BALANCE     PERCENT OF
PROPERTY TYPE                                    LOANS         OUTSTANDING       MORTGAGE POOL
-------------                                  ---------    -----------------    -------------
Single Family................................     436        $318,059,327.58         61.18%
PUD..........................................     131          96,769,631.34         18.62
Condominium..................................     101          58,817,981.72         11.31
Cooperative..................................      48          23,589,439.18          4.54
Blanket......................................      25          21,225,501.22          4.08
2-4 Family...................................       1           1,375,000.00          0.26
                                                  ---        ---------------        ------
     Total...................................     742        $519,836,881.04        100.00%
                                                  ===        ===============        ======

                               OCCUPANCY TYPES(1)

                                               NUMBER OF        AGGREGATE
                                               MORTGAGE     PRINCIPAL BALANCE     PERCENT OF
OCCUPANCY TYPE                                   LOANS         OUTSTANDING       MORTGAGE POOL
--------------                                 ---------    -----------------    -------------
Primary......................................     579        $403,345,993.52         77.59%
Second Home..................................     163         116,490,887.52         22.41
                                                  ---        ---------------        ------
     Total...................................     742        $519,836,881.04        100.00%
                                                  ===        ===============        ======

---------------
(1) Based upon representations of related Mortgagors at the time of origination.

                          REMAINING TERMS TO MATURITY

                                               NUMBER OF        AGGREGATE
                                               MORTGAGE     PRINCIPAL BALANCE     PERCENT OF
REMAINING TERM TO MATURITY (MONTHS)              LOANS         OUTSTANDING       MORTGAGE POOL
-----------------------------------            ---------    -----------------    -------------
346-348......................................       2        $  1,500,000.00          0.29%
349-351......................................      17          23,507,265.42          4.52
352-354......................................     281         201,260,956.26         38.72
355-357......................................     240         160,162,045.04         30.81
358-359......................................     202         133,406,614.32         25.66
                                                  ---        ---------------        ------
     Total...................................     742        $519,836,881.04        100.00%
                                                  ===        ===============        ======

---------------
The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 355 months.

                                 GROSS MARGINS

                                               NUMBER OF        AGGREGATE
                                               MORTGAGE     PRINCIPAL BALANCE     PERCENT OF
GROSS MARGINS(%)                                 LOANS         OUTSTANDING       MORTGAGE POOL
----------------                               ---------    -----------------    -------------
0.500........................................       3        $    914,600.00          0.18%
0.625........................................       6           5,963,173.96          1.15
0.750........................................       8           5,611,820.00          1.08
0.875........................................       7           3,492,661.56          0.67
1.000........................................     328         241,311,959.66         46.42
1.125........................................       9           5,635,391.00          1.08
1.250........................................     323         214,149,741.45         41.20
1.375........................................      42          27,573,937.81          5.30
1.500........................................      10          10,665,312.27          2.05
1.625........................................       1           1,543,750.00          0.30
1.750........................................       5           2,974,533.33          0.57
                                                  ---        ---------------        ------
     Total...................................     742        $519,836,881.04        100.00%
                                                  ===        ===============        ======

---------------
The weighted average Gross Margin of the Mortgage Loans was approximately
1.132%.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Agreement, on the Closing Date, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with such transfer and assignment, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, within 45 days after the Closing Date the original (or certified copy) of the instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, within 45 days after the Closing Date the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller.

     The security interests in all Additional Collateral pledged to secure the Mortgage Loans will be assigned to the Trustee. The Master Servicer will continue to hold such Additional Collateral as custodian for the Trustee on behalf of the Certificateholders.

     The Trustee will review each Mortgage File within 90 days of the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Seller does not cure such defect within 90 days of notice thereof from the Trustee (or within such longer period not to exceed 720 days after the Closing Date as provided in the Agreement in the case of missing documents not returned from the public recording office), the Seller will be obligated to repurchase the related Mortgage Loan from the Trust Fund. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided, at the expense of the Seller, to the effect that such substitution will not disqualify the REMIC comprising the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Agreement:

      -- have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller and held for distribution to the Certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")),

      -- have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan,

      -- have a Loan-to-Value Ratio and a Loan-to-Collateral Value Ratio not higher than that of the Deleted Mortgage Loan,

      -- have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,

      --  have the same Loan Index as the Deleted Mortgage Loan,

      -- have a Gross Margin and Maximum Mortgage Rate no lower than, and not more than 1% per annum higher than, those of the Deleted Mortgage Loan, and

      -- comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

                     BOSTON SAFE DEPOSIT AND TRUST COMPANY

     Boston Safe Deposit and Trust Company ("The Boston Company"), a wholly-owned indirect subsidiary of Mellon Financial Corporation, is a Massachusetts trust company engaged in the business of originating non-conforming residential mortgage loans (also known as "jumbo" mortgage loans). Its executive offices are located at One Boston Place, Boston, Massachusetts 02108. The Boston Company originates mortgage loans through ten regional offices.

MORTGAGE LOAN UNDERWRITING

     The Mortgage Loans were originated by The Boston Company generally in accordance with the underwriting criteria described in this prospectus supplement. Although the underwriting policies used in originating the Mortgage Loans have changed from time to time, the policies described in this prospectus supplement generally apply to the Mortgage Loans in all material respects.

     The underwriting process is intended to assess both the prospective borrower's credit standing and ability to repay, and the value and adequacy of the mortgaged property as collateral. In underwriting a mortgage loan, The Boston Company relies primarily on the borrower's ability to repay the loan, determined by analyzing the borrower's cash flow, liquidity and overall financial condition and the value of the mortgaged property as a measure of the extent of its recovery in the event of a default. In determining the adequacy of the property as collateral for a loan, appraisals are obtained from qualified outside appraisers approved by The Boston Company. The qualifications of appraisers are reviewed at least annually.

     The Boston Company's appraisal requirements satisfy or exceed guidelines of Fannie Mae and Freddie Mac. Multiple appraisals may be required depending upon the loan amount and the location of the mortgaged property. The appraiser is instructed to inspect the interior and exterior of the property and prepares a report that includes a market data analysis based on reported recent sales of comparable homes and, in certain cases, a cost analysis based on the estimated current cost of constructing a similar home. This report is reviewed by a representative of The Boston Company, who makes a final determination regarding the appraised value of the home.

     Each prospective borrower submits an application package that includes in many cases the applicant's federal income tax returns for at least the last two years (self-employed individuals are generally required to submit their personal and business tax returns for the past three years) and information with respect to the applicant's bank and brokerage accounts, assets, liabilities, income, credit history and employment history. To establish the applicant's ability to make timely payments, The Boston Company obtains a credit report on each borrower. The Boston Company endeavors to verify the income, current employment and liquid assets of the applicant. The Boston Company will generally obtain a verification of mortgage and current mortgage statement for mortgage loans not reported on the credit report. Information relative to adverse credit and legal actions must be explained in writing by the applicant and must be acceptable to The Boston Company. The origination process also requires that adequate title insurance, standard fire and hazard insurance and, where necessary, flood insurance be obtained and maintained.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has (1) sufficient income available to meet both housing and total debt obligation and
(2) sufficient post-loan liquidity. The Boston Company generally requires that the applicant's total housing related expenses and other current obligations not exceed 38% of the applicant's stable income. However, a high ratio of expenses to income will not disqualify an applicant if other factors indicating the applicant's ability to make the mortgage payments are present. The amount of the loan is limited by The Boston Company to an applicable Loan-to-Value Ratio.

ADDITIONAL COLLATERAL

     The Boston Company requires that borrowers pledge additional collateral to secure a mortgage loan to the extent that the loan-to-value ratio of such mortgage loan would otherwise exceed applicable underwriting guidelines. Additional collateral ("Additional Collateral") may include publicly traded stocks, corporate and municipal bonds, government securities, commercial paper, bank deposits, trust accounts and mutual funds.

     The market value of Additional Collateral required to be pledged ranges, depending on collateral type, from 100% to 200% of the portion of the related mortgage loan balance which is in excess of the maximum loan-to-value ratio permitted under The Boston Company's underwriting standards (the "base value"). All Additional Collateral is valued on a daily basis; if the market value of such collateral with respect to any mortgage loan declines below specified levels, the related borrower is required to pledge sufficient Additional Collateral to meet such levels. The Boston Company will generally release its lien on some or all of the Additional Collateral securing a mortgage loan if, within five years after origination of such loan, the borrower meets certain requirements and the loan-to-value ratio has been reduced due to (1) an increase in the appraised value of the real property securing such mortgage loan or (2) prepayment by the borrower of a portion of the loan balance. However, for certain loans, The Boston Company requires Additional Collateral for the life of the loan. After five years have elapsed following origination of a mortgage loan, The Boston Company may, at its option, liquidate all or part of the related Additional Collateral in order to reduce the outstanding loan balance to a level within its loan-to-value ratio guidelines.

LOAN ORIGINATION

     During the years ended December 31, 1997, December 31, 1998 and December 31, 1999, The Boston Company originated non-conforming one- to four-family residential first mortgage loans having aggregate principal balances of approximately $1,106 million, $1,896 million and $1,863 million, respectively.

FORECLOSURE, DELINQUENCY AND CHARGE-OFF EXPERIENCE

     Generally, when a mortgagor fails to make a required payment on a mortgage loan and does not cure the deficiency promptly, the loan is classified as delinquent. In many cases, delinquencies are cured promptly, but if not, foreclosure proceedings are generally commenced. The procedural steps necessary for foreclosure vary from state to state, but generally, if the loan is not reinstated within certain periods specified by the relevant mortgage loan documents, the property securing the loan can be acquired by the lender. If a mortgagee takes title to the mortgaged property through foreclosure but the mortgaged property had a value lower than the outstanding amount of the debt, the law in certain states permits such mortgagee to obtain a deficiency judgment in the amount of the difference. The laws of certain other states restrict or prohibit such deficiency judgments. It is anticipated that, in those states where deficiency judgments are permitted, the Master Servicer will determine on a case-by-case basis whether to seek such a judgment.

     Loan Servicing Activities. As of April 30, 2000, The Boston Company's total jumbo loan servicing portfolio contained loans with an aggregate outstanding principal balance of approximately $5.86 billion. The loans contained in The Boston Company's servicing portfolio include fixed and adjustable rate loans, first and second lien loans and one- to four-family loans, and therefore may differ significantly from the Mortgage Loans. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

     The following table sets forth certain information regarding the delinquency, foreclosure and charge-off experience of The Boston Company with respect to all the jumbo mortgage loans serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                        JUMBO MORTGAGE LOAN PORTFOLIO(1)

                                                     DECEMBER 31, 1997               DECEMBER 31, 1998(3)
                                              -------------------------------   -------------------------------
                                               NUMBER      DOLLAR                NUMBER      DOLLAR
                                              OF LOANS     AMOUNT     PERCENT   OF LOANS     AMOUNT     PERCENT
                                              --------   ----------   -------   --------   ----------   -------
Portfolio Principal Balance.................   10,034    $4,448,651   100.00%    10,204    $4,797,017   100.00%
Delinquent Loans
  30-59 days delinquent.....................       99        35,954     0.81        164        66,898     1.39
  60-89 days delinquent.....................        9         6,620     0.15         16         6,352     0.13
  90+ days delinquent.......................       14         1,254     0.03         11         1,186     0.02
  Non-accrual Loans(2)......................       38        16,387     0.37         33         9,453     0.20
                                               ------    ----------   ------     ------    ----------   ------
Total.......................................      160    $   60,215     1.35%       224    $   83,889     1.75%
Net Charge-offs (Recoveries)................       --    $       68     0.00%        --    $   (2,005)   (0.04)%
REO.........................................        6    $    2,172     0.05%         3    $    2,815     0.06%

                                                   DECEMBER 31, 1999(4)                APRIL 30, 2000(5)
                                              -------------------------------   -------------------------------
                                               NUMBER      DOLLAR                NUMBER      DOLLAR
                                              OF LOANS     AMOUNT     PERCENT   OF LOANS     AMOUNT     PERCENT
                                              --------   ----------   -------   --------   ----------   -------
Portfolio Principal Balance.................   10,859    $5,647,791   100.00%    11,124    $5,858,673   100.00%
Delinquent Loans
  30-59 days delinquent.....................       52        18,613     0.33         69        28,769     0.49
  60-89 days delinquent.....................        7         1,939     0.03          6         1,374     0.02
  90+ days delinquent.......................        9         1,173     0.02          5           772     0.01
  Non-accrual Loans(2)......................       18         5,575     0.10         18         5,499     0.09
                                               ------    ----------   ------     ------    ----------   ------
Total.......................................       86    $   27,300     0.48%        98    $   36,414     0.62%
Net Charge-offs (Recoveries)................       --    $      307     0.01%        --    $      (7)     0.00%
REO.........................................        1    $      678     0.01%         1    $      678     0.01%

---------------
(1) Percentages in the table are rounded to the nearest 0.01%; dollar amounts are in thousands and are rounded to the nearest thousand dollar.

(2) In general, a "Non-accrual Loan" is a mortgage loan owned by The Boston Company as to which (a) payments are delinquent for a specified period (based on the principal balance of such loan) or (b) The Boston Company determines that collection is in doubt.

(3) Does not include 20 mortgage loans totaling $12.8 million of Mellon Private Banking mortgage loans that are serviced by The Boston Company.

(4) Does not include 33 mortgage loans totaling $21.2 million of Mellon Private Banking mortgage loans that are serviced by The Boston Company.

(5) Does not include 34 mortgage loans totaling $24.3 million of Mellon Private Banking mortgage loans that are serviced by The Boston Company.

     The above delinquency, foreclosure and charge-off statistics represent the recent experience of The Boston Company. There can be no assurance, however, that the delinquency, foreclosure and charge-off experience on the Mortgage Loans will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans. Further, the Mortgage Loans were not chosen from The Boston Company's portfolio on the basis of any methodology which could or would make them representative of the total pool of mortgage loans in The Boston Company's portfolio. The actual loss and delinquency experience on the Mortgage Loans will depend on, among other things, the value of the real estate and cooperative shares securing such Mortgage Loans and the ability of the mortgagors to make required payments. The Boston Company may arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days (or for such longer period as agreed to by the Depositor) after the applicable Due Date for each payment. If The Boston Company undertakes litigation or retains outside attorneys or investigators the cost thereof will be borne by the Trust Fund or the Certificateholders. The Boston Company will not be required to advance funds for the conduct of such litigation or the hiring of such outside attorneys or investigators, if it reasonably believes that such advances will not be promptly reimbursed.

     The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

                          SERVICING OF MORTGAGE LOANS
THE MASTER SERVICER

     The Mortgage Loans will be serviced by The Boston Company, as master servicer (in such capacity, the "Master Servicer"). Although the Master Servicer will employ the Subservicer to directly service the Mortgage Loans, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer were directly servicing the Mortgage Loans.

THE SUBSERVICER

     The Mortgage Loans will be subserviced by Dovenmuehle Mortgage, Inc., a corporation (the "Subservicer"). The Subservicer specializes exclusively in subservicing loans for third parties. As of December 31, 1999, the Subservicer had a net worth of $13 million and was servicing mortgage loans with an aggregate outstanding principal balance of $31,997 million. Because the Subservicer's servicing portfolio consists exclusively of mortgage loans with differing characteristics and originated by third parties under a wide range of underwriting guidelines and documentation programs, no historical loss or delinquency information regarding the Subservicer's portfolio is included in this prospectus supplement. The Subservicer's corporate headquarters is located at 1501 Woodfield Road, Schaumburg, IL 60173-4982 and its telephone number is
(847) 619-5535.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the Mortgage Pool are payable out of the interest payments on each Mortgage Loan. The Expense Fees accrue at a per annum rate (the "Expense Fee Rate") equal to 0.384% per annum of the Stated Principal Balance of the related Mortgage Loan. The Expense Fees consist of (1) servicing compensation payable to the Master Servicer at the rate of 0.375% per annum of the Stated Principal Balance of the related Mortgage Loan (the "Servicing Fee"), and (2) compensation payable to the Trustee. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Agreement, including the fees of the Subservicer. The amount of the Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described in this prospectus supplement under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer will also be entitled to receive late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Collection Account. The Adjusted Net Mortgage Rate of a Mortgage Loan is the Mortgage Rate thereof minus the Expense Fee Rate.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Full and partial principal prepayments by borrowers received during a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt. Pursuant to the Agreement, the Servicing Fee for any month will be reduced by an amount with respect to each related prepaid Mortgage Loan sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of such Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any month exceed the amount of the Servicing Fee for such month, the amount of interest distributable to Certificateholders will be reduced by the amount of such excess.

ADVANCES

     Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of principal of and interest on the Mortgage Loans (net of the Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure ("REO Property") (any such advance, an "Advance").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Agreement with respect to the Certificates will constitute an Event of Default, in which case the Trustee as the successor to the master servicer or any other successor master servicer will be obligated to make any such Advance, subject to a determination of recoverability as set forth above and in accordance with the terms of the Agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Mortgage Pass-Through Certificates, Series 2000-TBC2 will consist of the Class A-l, Class X and Class A-R Certificates (collectively, the "Senior Certificates") and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates

(collectively, the "Subordinated Certificates"). The Senior Certificates and the Subordinated Certificates are collectively referred to in this prospectus supplement as the "Certificates." Only the Senior Certificates and the Class B-l, Class B-2 and Class B-3 Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement. The Classes of Offered Certificates will have the respective initial Class Certificate Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth or described on the cover of this prospectus supplement or under "Summary of Terms--Offered Certificates--Pass-Through Rates."

     The "Class Certificate Balance" of any Class of Certificates as of any Distribution Date is the initial Class Certificate Balance thereof reduced by the sum of (x) all amounts previously distributed to holders of Certificates of such Class as payments of principal and (y) the amount of Realized Losses (including Excess Losses) allocated to such Class. In addition, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date.

     The Class X Certificates do not have a principal balance and are not entitled to any distributions in respect of principal of the Mortgage Loans. The "Notional Amount" of the Class X Certificates for any Distribution Date will equal the aggregate of the Class Certificate Balances of all classes of Certificates immediately prior to such Distribution Date.

     The Senior Certificates will have an initial aggregate principal balance of approximately $501,642,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.50% in the Mortgage Pool. The Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.25%, 0.75%, 0.55%, 0.30%, 0.30% and 0.35%, respectively, in the
Trust Fund.

     The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. The Class A-R Certificates will be issued as a single certificate with a dollar denomination of $100.

BOOK-ENTRY CERTIFICATES

     Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, in the United States, or Clearstream, Luxembourg or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each Class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The Depositor has been informed by the Depository that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under "Description of the Certificates--Book-Entry Certificates," no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administrative, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/ECO) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be Cede, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Trust Fund provided to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Certificates--Book-Entry Certificates" in the Prospectus and Annex I to this prospectus supplement.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Trustee will establish an account (the "Distribution Account"), which will be maintained with the Trustee in trust for the benefit of the Certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of Available Funds for such Distribution Date and will deposit such Available Funds in the Distribution Account. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in Permitted Investments, as defined in the Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date.

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on the 15th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in July 2000 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the business day immediately preceding such Distribution Date, in the case of the Class A-1 Certificates, and at the close of business on the last business day of the month preceding the month of such Distribution Date, in the case of the Offered Certificates, other than the Class A-1 Certificates (the "Record Date").

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds a Notional Amount Certificate or who holds Certificates with an aggregate initial Certificate Balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this prospectus supplement, on each Distribution Date the Available Funds and any Supplemental Interest will be applied in the following order of priority:

     1. concurrently, (a) to interest on each Class of Senior Certificates and
        (b) any Supplemental Interest to the Class X Certificates;

     2. to principal of the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "--Principal;"

     3. to interest on and then principal of each Class of Subordinated Certificates, in the order of their numerical Class designations, beginning with the Class B-l Certificates, subject to certain limitations set forth in this prospectus supplement under "--Principal;" and

     4. to the Class A-R Certificates, any remaining amount.

     "Available Funds" with respect to any Distribution Date will be equal to the sum of

     1. all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof;

     2. all proceeds of any insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

     3. all partial or full prepayments of the Mortgage Loans received during the month preceding the month of such Distribution Date; and

     4. amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan repurchased by the Seller or the Master Servicer as of such Distribution Date;

reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed pursuant to the Agreement.

INTEREST

     The pass-through rate for each Class of Offered Certificates for each Distribution Date (the "Pass-Through Rate") is described below. On each Distribution Date, the Pass-Through Rate on the Class A-1 Certificates will equal the lesser of (x) One-Month LIBOR plus the applicable margin and (y) the lesser of (1) the Maximum Rate and (2) the Net WAC, adjusted to give effect to the related Interest Accrual Period. The applicable margin for each Distribution Date through the Distribution Date in June 2003 is 0.24% and for any subsequent Distribution Date is 0.48%.

     The Pass-Through Rates on the Class B-1, Class B-2, and Class B-3 Certificates on each Distribution Date will equal the Net WAC. The Pass-Through Rate for each Class of

Subordinated Certificates and the Class A-R Certificates for the first Distribution Date will be approximately 7.37292% per annum.

     The "Net WAC" for any Distribution Date will equal the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the Due Date in the month preceding the month of the applicable Distribution Date. The "Maximum Rate" is (a) for each Distribution Date through the Distribution Date in June 2003, 10.30% and (b) for each Distribution Date thereafter, 10.00%.

     The Pass-Through Rate on the Class X Certificates on any Distribution Date will equal the positive difference, if any, between the Net WAC and the weighted average of the Pass-Through Rates on the other Classes of Certificates for that Distribution Date adjusted to give effect to the different Interest Accrual Periods.

     On each Distribution Date, to the extent of funds available therefor, each Class of Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any Class will be equal to the sum of

     (a) interest at the applicable Pass-Through Rate on the related Class Certificate Balance or Notional Amount, as the case may be, and

     (b) the sum of the amounts, if any, by which the amount described in clause
         (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts").

     With respect to each Distribution Date, the "Interest Accrual Period" for each Class of Certificates will be the calendar month preceding the month of such Distribution Date except that the Interest Accrual Period for the Class A-1 Certificates will be the period from the prior Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through the day prior to the applicable Distribution Date.

     The Interest Distribution Amount will be reduced by the amount of "Net Interest Shortfalls" for such Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of

     (a) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinated Certificates for such types of losses, and

     (b) any Net Prepayment Interest Shortfalls.

Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all Classes of Certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls.

     A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus. With respect to any Distribution Date, the "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans during the calendar month preceding the month of such Distribution Date exceeds the aggregate amount of the Servicing Fee for such period. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate (net of the Servicing Fee) on the Stated Principal Balance of such Mortgage Loan.

     Accrued interest to be distributed on any Distribution Date will be calculated on the basis of the related Class Certificate Balance or Notional Amount immediately prior to such Distribution Date. In the case of the Class A-1 Certificates, interest will be calculated and payable on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. In the case of the Class X, Class A-R and the Subordinated Certificates, interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

     In the event that, on a particular Distribution Date, Available Funds applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any Unpaid Interest Amount will not bear interest.

     With respect to each Distribution Date other than the first Distribution Date, One-Month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Accrual Period. One-Month LIBOR for the first Distribution Date will be established on June 13, 2000. "Telerate Page 3750" means the display designated as page 3750 on the Bridge Telerate, or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer, the rate will be the Reference Bank Rate.

     The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the

Trustee after consultation with the Master Servicer, as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the related Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Class Certificate Balance of the Class A-1 Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Certificate Balance of the Class A-1 Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior Interest Accrual Period. "LIBOR Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

SUPPLEMENTAL INTEREST

     On the Closing Date, the Depositor will assign to the Trustee, on behalf of the Trust Fund, a cap agreement with Mellon Bank, N.A. The cap agreement will provide that on each Distribution Date, beginning with the Distribution Date in August 2000 through the Distribution Date in July 2002, Mellon Bank, N.A. will pay an amount equal to the product of

     - the Cap Rate, multiplied by

     - $425,000,000 for the Distribution Date in August 2000 through the Distribution Date in July 2001 and $235,000,000 for the Distribution Date in August 2001 through the Distribution Date in July 2002, multiplied by

     - a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period for the Class A-1 Certificates, and the denominator of which is 360.

     The "Cap Rate" will equal the excess, if any of (1) the lesser of (x) 10.05% and (y) One-Month LIBOR for the related Interest Accrual Period for the Class A-1 Certificates over (2) 9.75%. The amount so calculated is the "Supplemental Interest" for the applicable Distribution Date. The cap agreement terminates with the Distribution Date in July 2002, and there will be no Supplemental Interest for any Distribution Date thereafter.

PRINCIPAL

     Formula Principal Amount. On each Distribution Date, the Formula Principal Amount will be distributed as principal of the Senior Certificates in an amount up to the Senior Principal Distribution Amount, and as principal of the Subordinated Certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "Formula Principal Amount" for any Distribution Date will equal the sum of

     (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date,

     (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Distribution Date,

     (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date,

     (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date,

     (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and

     (f) all partial and full principal prepayments by borrowers under the Mortgage Loans received during the calendar month preceding the month of such Distribution Date.

     Senior Principal Distribution Amount.   On each Distribution Date, the
Senior Certificates entitled to distribution of principal will be entitled to receive as principal from Available Funds applied in the order described above under "--Priority of Distributions Among Certificates," the Formula Principal Amount up to the Senior Principal Distribution Amount in the following order of priority:

     1. to the Class A-R Certificates, until the Class Certificate Balance thereof is reduced to zero;

     2. to the Class A-1 Certificates until the Class Certificate Balance thereof is reduced to zero.

     The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero.

     The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

     1. the Senior Percentage of all amounts described in clauses (a) through
        (d) of the definition of "Formula Principal Amount" for such Distribution Date,

     2. with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of

        (x) the Senior Percentage of the Stated Principal Balance of such Mortgage Loan and

        (y) either (A) the Senior Prepayment Percentage or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the Senior Certificates' pro rata share, times the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and

     3. the Senior Prepayment Percentage of the amounts described in clause (f) of the definition of "Formula Principal Amount" for such Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Certificates' pro rata share of the principal portion of such Bankruptcy Loss.

     "Stated Principal Balance" means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

     The "Pool Principal Balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date.

     The "Senior Percentage" for any Distribution Date occurring prior to the Distribution Date in July 2010 is 100%, except if the aggregate of the Class Certificate Balances of the Senior Certificates immediately prior to such date is zero in which case the Senior Percentage is 0%. For each Distribution Date on and after the Distribution Date in July 2010, the Senior Percentage is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such date.

     For any Distribution Date the "Subordinated Percentage" will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the interest in the Stated Principal Balance of the Mortgage Loans evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

      -- for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for such Distribution Date;

      -- for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for such Distribution Date;

      -- for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date;

      -- for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and

      -- for any Distribution Date thereafter, the Senior Percentage for such Distribution Date unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the aggregate of the initial Class Certificate Balances of each Class of Senior Certificates divided by the aggregate of the initial Class Certificate Balances of all Classes of Certificates in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur if as of the first Distribution Date as to which any such decrease applies,

     1. the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate of the Class Certificate Balances of the Subordinated Certificates is equal to or greater than 50%, or

     2. cumulative Realized Losses with respect to the Mortgage Loans exceed

        (a) with respect to the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate of the Class Certificate Balances of the Subordinated Certificates as of the Cut-off Date (the "Original Subordinated Principal Balance"),

        (b) with respect to the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the Original Subordinated Principal Balance,

        (c) with respect to the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the Original Subordinated Principal Balance,

        (d) with respect to the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the Original Subordinated Principal Balance, and

        (e) with respect to the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the Original Subordinated Principal Balance.

     The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such date.

     If on any Distribution Date the allocation to any Class of Senior Certificates then entitled to distributions of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of such Class below zero, the distribution to such Class of Certificates of the Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance to zero.

     Subordinated Principal Distribution Amount.   Except as provided in the
next paragraph, each Class of Subordinated Certificates will be entitled to receive on each Distribution Date its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal on such Class, as described above under "--Priority of Distributions Among Certificates." Distributions of principal of the Subordinated Certificates will be made on each Distribution Date sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class B-l Certificates, until each such Class has received its respective pro rata share for such Distribution Date.

     The "Class Subordination Percentage" with respect to any Distribution Date and each Class of Subordinated Certificates will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of such Class of Subordinated Certificates, immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

     With respect to each Class of Subordinated Certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinated Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any such Classes (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect of such partial principal prepayments and principal prepayments in full will be allocated among the remaining Classes of Subordinated Certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the order described above.

     The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates on the date of issuance of the Certificates are expected to be as follows:

Class B-1...................................................  3.50%
Class B-2...................................................  2.25%
Class B-3...................................................  1.50%
Class B-4...................................................  0.95%
Class B-5...................................................  0.65%
Class B-6...................................................  0.35%

     The "Subordinated Principal Distribution Amount" for any Distribution Date will equal the sum of

     1. the Subordinated Percentage of all amounts described in clauses (a) through (d) of the definition of "Formula Principal Amount" for such Distribution Date,

     2. with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause 2. of the definition of the Senior Principal Distribution Amount up to the Subordinated Certificates' pro rata share of the Stated Principal Balance of such Mortgage Loan, and

     3. the Subordinated Prepayment Percentage of the amounts described in clause (f) of the definition of "Formula Principal Amount" for such Distribution Date.

     Residual Certificates.   The Class A-R Certificates will remain outstanding
for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the Senior Certificates and interest and principal on the Subordinated Certificates for such Distribution Date, as described above.

ALLOCATION OF LOSSES

     On each Distribution Date, any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Notional Amount Certificates) pro rata, based upon their respective Class Certificate Balances.

     On each Distribution Date, Excess Losses will be allocated pro rata among the Classes of Senior Certificates (other than the Notional Amount Certificates) and the Subordinated Certificates based upon their respective Class Certificate Balances.

     In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are

         (a) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount,

         (b) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and

         (c) Fraud Losses in excess of the Fraud Loss Coverage Amount.

     "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are Realized Losses sustained by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement--Subordination of Certain Classes" in this prospectus supplement.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "Credit Enhancement--Special Hazard Insurance Policies." See "Credit Enhancement--Subordination of Certain Classes" in this prospectus supplement.

PURCHASES OF CONVERTED MORTGAGE LOANS

     If a Mortgagor exercises its right to convert the Mortgage Rate from an adjustable rate to a fixed rate (each, a "Converted Mortgage Loan"), the Seller will be obligated to repurchase that Converted Mortgage Loan. The purchase price will be 100% of the Stated Principal Balance of the Converted Mortgage Loan plus accrued interest thereon at the Mortgage Rate to the first day of the month in which the purchase price is to be distributed to Certificateholders. If the Seller fails to repurchase any Converted Mortgage Loan, it will not constitute an Event of Default under the Agreement, and that Converted Mortgage Loan will remain in the Trust Fund bearing a fixed Mortgage Rate.

MODIFICATIONS

     If a Mortgagor exercises the option to modify the terms of the related Mortgage Loan as permitted by the Mortgage Note, the Master Servicer will purchase that Mortgage Loan from the Trust Fund. The purchase price will be 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest to the first day of the month in which the purchase price will be distributed to Certificateholders.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase will be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month in which such amount is to be distributed.

PUT OPTION AND OPTIONAL CALL

     During the period from April 9, 2003 through April 15, 2003 (the "Option Period"), each holder of a Certificate (except for holders of the Class A-R and the Class X Certificates) will have the option to require Mellon Bank, N.A. (the "Standby Purchaser") to purchase such Certificateholder's Certificates (the "Put Option"). If the Put Option is exercised with respect to more than 90% of the aggregate outstanding Class Certificate Balance of the Certificates, the Standby Purchaser will have the option to purchase on the same terms, as described below, all of the outstanding Certificates, other than the

Class A-R and the Class X Certificates, including Certificates with respect to which the applicable Certificateholder has not exercised the Put Option (the "Optional Call"). The purchase price for any Certificate for which the related Certificateholder has exercised the Put Option or the Standby Purchaser has exercised the Optional Call will be the sum of (A) the outstanding principal balance of such Certificate on the Distribution Date in June 2003 (the "Put Date") (after giving effect to distributions otherwise made on such date) multiplied by the Applicable Purchase Price Percentage, defined below, plus (B) accrued and unpaid interest on the outstanding principal balance of such Certificate immediately prior to the Put Date at the applicable Pass-Through Rate. "Applicable Purchase Price Percentage" means (a) 100% in the case of the Offered Certificates, (b) 80% in the case of the Class B-4 and Class B-5 Certificates and (c) 20% in the case of the Class B-6 Certificates.

     Certificateholders will be required to give written notice to the Master Servicer of their intention to exercise the Put Option during the Option Period. Notice of exercise of the Put Option delivered to the Master Servicer by a Certificateholder will be irrevocable. Receipt by the Master Servicer of notices from Certificateholders holding more than 90% of the aggregate outstanding Class Certificate Balance of the Certificates will permit the Standby Purchaser to exercise the Optional Call. If the Standby Purchaser intends to exercise the Optional Call, the Standby Purchaser will cause the Master Servicer or the Trustee to provide notice to the Certificateholders at least ten days prior to the Distribution Date in June 2003.

MELLON BANK, N.A.

     Mellon Bank, N.A. (the "Bank") is a national banking association with its principal office in Pittsburgh, Pennsylvania. The Bank offers a wide range of domestic and international consumer banking, corporate banking, and trust and asset management services to its customers. At December 31, 1999, the Bank had total assets of $39.6 billion, total loans (net of unearned income) of $24.5 billion, total deposits of $26.4 billion, and total equity capital of $3.9 billion. At March 31, 2000, the corresponding amounts were $39.3 billion, $23.2 billion, $25.9 billion and $3.9 billion, respectively. The Bank's business is subject to examination and regulation by federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency.

     The Bank is a wholly-owned subsidiary of Mellon Financial Corporation (the "Holding Company" and together with its subsidiaries, the "Corporation"), a bank holding company registered under the Federal Bank Holding Company Act of 1956, as amended. The Holding Company's principal direct subsidiaries are the Bank, The Boston Company, Inc., Buck Consultants, Inc., Newton Management Limited and a number of the companies known as the Mellon Financial Services Corporations. The Dreyfus Corporation, one of the nation's largest mutual fund companies, and Founders Asset Management, LLC, are wholly owned subsidiaries of the Bank.

     The Holding Company's banking subsidiaries engage in retail financial services, commercial banking, trust and investment management services, residential real estate loan financing, mutual fund activities, equipment leasing, insurance products, and various securities-related activities. Buck Consultants, Inc., a global actuarial and human resources consulting firm, provides a broad array of services in the areas of defined benefit and defined contribution plans, health and welfare plans, communications and compensation consulting, and outsourcing and administration of employee benefit programs. The Mellon Financial Services Corporations, through their subsidiaries and joint ventures, provide a broad range of bank-related services, including equipment leasing, commercial loan financing, stock transfer services, cash management and numerous trust and investment management services. At December 31, 1999, the Corporation had total assets of $47.9 billion, total loans (net of unearned income) of $30.2 billion, total deposits of $33.4 billion, and total shareholders' equity of $4.0 billion. At March 31, 2000, the corresponding amounts were $47.4 billion, $28.3 billion, $33.3 billion and $3.9 billion, respectively.

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material is also available on the Commission's Internet site on the World Wide Web located at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

OPTIONAL TERMINATION

     The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the Pool Principal Balance of such Mortgage Loans and REO Properties at the time of repurchase being less than or equal to 10% of the Cut-off Date Pool Principal Balance. If the Master Servicer exercises its option, the purchase price distributed with respect to each Certificate will be 100% of its then outstanding principal balance plus any unpaid accrued interest on such principal balance at the applicable Pass-Through Rate (in each case subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Properties and such appraised value is less than the Stated Principal Balance of the related Mortgage Loans). Distributions on the Certificates in respect of any optional termination will first be paid to the Senior Certificates and then, except as set forth in the Agreement, to the Subordinated Certificates. The proceeds from that distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and the appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

THE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association, will act as Trustee under the Agreement. The Trustee will provide a monthly statement to Certificateholders containing information regarding the Certificates. The Trustee will make such statement available each month, to any interested party, via the Trustee's website and its fax-on-demand service. The Trustee's website can be accessed at "http://www.ctslink.com," and its fax-on-demand service may be accessed by calling (301) 815-6610. For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform some acts, singly upon the applicable co-trustee or separate trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In those circumstances, the Master Servicer will be obligated to appoint a successor trustee. However, any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Trustee's Corporate Trust Office is located, for Certificate transfer services, at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, attention: Corporate Trust Services-Mellon Residential Funding Corporation Mortgage Pass-Through Certificates, Series 2000-TBC2, and for all other purposes at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, attention: Corporate Trust Services-Mortgage Pass-Through Certificates, Series 2000-TBC2. Offered Certificates may be surrendered at the Corporate Trust Office or at any other address as the Trustee may designate from time to time. The Depositor, the Master Servicer, the Seller and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Federal Income Tax Considerations--REMIC Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Disqualified Organizations," "--Noneconomic Residual Certificate" and "--Foreign Investors." The Agreement provides that the Class A-R Certificates, in addition to the Subordinated Certificates, may not be acquired by an ERISA Plan. See "ERISA Considerations" in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yields to the holders of the Offered Certificates, other than the Class A-1 Certificates, will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of such Certificates because monthly distributions will not be payable to those holders until the 15th day or, if the 15th day is not a business day, the following business day, of the month following the month in which interest accrues on the Mortgage Loans, without any additional distribution of interest or earnings thereon in respect of the delay.

     Delinquencies on the Mortgage Loans which are not advanced by the Master Servicer because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the Senior Certificates and the Subordinated Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinated Certificates in the reverse order of their numerical Class designations, and then by the Senior Certificates. If, as a result of these shortfalls, the aggregate of the Class Certificate Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.

     Net Interest Shortfalls will adversely affect the yields on the Senior Certificates and the Subordinated Certificates. In addition, although all losses initially will be borne by the Subordinated Certificates, in the reverse order of their numerical Class designations, Excess Losses will be borne by all Classes of Senior Certificates and the Subordinated Certificates in the manner set forth in this prospectus supplement under "Description of the Certificates--Allocation of Losses." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses, on the Mortgage Loans. Excess Losses could occur at a time when one or more Classes of Subordinated Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or the Master Servicer. The Mortgage Loans may be prepaid by the Mortgagors at any time but may subject the Mortgagor to a prepayment penalty. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the Mortgage Loans, including any purchase by the Seller of Converted Mortgage Loans, any purchase by the Master Servicer of a defaulted or modified Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described in this prospectus supplement, will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Notional Amount Certificates and any other Offered Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the Notional Amount Certificates should carefully consider the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.

     The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. As is the case with fixed rate mortgage loans, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans because the Mortgagors may seek to "lock in" a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. The absence of a periodic rate cap on the Mortgage Loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

     The unique features of the Mortgage Loans may affect the prepayment experience. The interest-only feature of the Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan nears the end of its interest-only period, the Mortgagor may be more likely to refinance the Mortgage Loan, even if market rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life. The conversion option may be more likely to be exercised when interest rates are rising as the Mortgagors attempt to limit the upward adjustment of their Mortgage Rates. If substantial numbers of Mortgagors were to exercise their conversion options in such a rate environment and the Seller were to repurchase the Converted Mortgage Loans, Certificateholders would receive substantial prepayments at a time when such prepayments would typically not be expected. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     The rate of prepayment will affect the Pass-Through Rates on the Subordinated Certificates, and may also affect the Pass-Through Rates on the Class A-1 and Class X Certificates. Prepayments of Mortgage Loans with Adjusted Net Mortgage Rates in excess of the then-current Net WAC will reduce the Pass-Through Rate on the Subordinated Certificates. Mortgage Loans with higher Adjusted Net Mortgage Rates, and consequently higher Mortgage Rates, may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments will adversely affect the Pass-Through Rate on the Subordinated Certificates. In addition, the Net WAC on any Distribution Date may be affected by the Maximum Mortgage Rates of the Mortgage Loans.

     The Pass-Through Rate on the Class X Certificates will be affected by the relationship between One-Month LIBOR, the Maximum Rate and the Net WAC. If the Pass-Through Rate on the Class A-1 Certificates equals the Net WAC, the Pass-Through Rate on the Class X Certificates will be zero. Although the Class X Certificates will be entitled to receive any Supplemental Interest, there will be no Supplemental Interest if One-Month LIBOR is less than or equal to 9.75%. In addition, there will be no Supplemental Interest after the Distribution Date in July 2002, regardless of the level of One-Month LIBOR.

     The exercise of the Put Option by Certificateholders holding Certificates of less than the amount necessary to permit the exercise of the Optional Call may adversely affect the liquidity for the Certificates of the non-exercising Certificateholders. Similarly, if the Standby Purchaser does not exercise its Optional Call right when it is permitted to do so, the liquidity for the Certificates of the remaining Certificateholders will likely be adversely affected.

     As described in this prospectus supplement under "Description of the Certificates--Principal," the Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans will be distributed to the Classes of Senior Certificates then entitled to receive principal distributions. This may result in all or a disproportionate percentage of principal prepayments being distributed to holders of certain Classes of Senior Certificates and none or less than their pro rata share of principal prepayments being distributed to holders of the Subordinated Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

         1. the Mortgage Pool consists of a single Mortgage Loan with the following characteristics:

                                                                                                                 MONTHS
                               REMAINING                                                                        TO NEXT
                               INTEREST                                  ORIGINAL      REMAINING                MORTGAGE
                                 ONLY                  ADJUSTED NET        TERM           TERM       MAXIMUM      RATE
               PRINCIPAL        PERIOD      MORTGAGE     MORTGAGE      TO MATURITY    TO MATURITY    MORTGAGE    CHANGE
LOAN INDEX     BALANCE($)     (IN MONTHS)   RATE(%)       RATE(%)      (IN MONTHS)    (IN MONTHS)    RATE(%)      DATE
----------     ----------     -----------   --------   -------------   ------------   ------------   --------   --------
1 Mo.
  LIBOR....  519,836,881.04       115       7.75692       7.37292          360            355        10.75000      1


                         PERIODIC
               GROSS       RATE
LOAN INDEX   MARGIN(%)    CAP(%)
----------   ---------   --------
1 Mo.
  LIBOR....   1.13192      None

---------------
          2. the Mortgage Loans prepay at the specified constant prepayment percentages,

          3. no defaults in the payment by the Mortgagors of principal of and interest on the Mortgage Loans are experienced,

          4. scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month,

          5. prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

          6. there are no Net Interest Shortfalls and prepayments represent prepayments in full of the Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

          7. the scheduled monthly payments for the Mortgage Loans have been calculated based on the assumed mortgage loan characteristics described in item 1. above such that the Mortgage Loans will amortize in amounts sufficient to repay the principal balances of such assumed mortgage loans by their remaining terms to maturity,

          8. the initial Class Certificate Balance or Notional Amount of each Class of Certificates is as set forth on the cover page hereof and under "Summary of Terms--Other Certificates" in this prospectus supplement,

          9. interest accrues on each Class of Certificates at the applicable interest rate described in this prospectus supplement,

         10. distributions in respect of the Certificates are received in cash on the 15th day of each month commencing in the calendar month following the Closing Date,

         11. the closing date of the sale of the Offered Certificates is June 15, 2000,

         12. the Seller is not required to repurchase or substitute for any Mortgage Loan,

         13. the Put Option is not exercised by any Certificateholder,

         14. the level of the Loan Index remains constant at 6.62625% per annum and the level of One-Month LIBOR remains constant at 6.62625% per annum,

         15. the Master Servicer does not exercise any option to repurchase the Mortgage Loans described in this prospectus supplement under "Description of the Certificates--Optional Purchase of Defaulted Loans" and "Description of the Certificates--Optional Termination",

         16. no Class of Subordinated Certificates becomes a Restricted Class, and

         17. no Supplemental Interest is received.

     While it is assumed that the Mortgage Loans prepay at the specified Constant Prepayment Rates, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans assumed in preparing the tables in this prospectus supplement.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement ("Constant Prepayment Rate" or "CPR") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Constant Prepayment Rate does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 18% CPR assumes a constant prepayment rate of 18% per annum of the then unpaid principal balance of such pool of mortgage loans for the life of such mortgage loans. 0% CPR assumes no prepayments. There is no assurance that prepayments will occur at any Constant Prepayment Rate or at any other constant rate.

SENSITIVITY OF CLASS X CERTIFICATES

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class X Certificates to various Constant Prepayment Rates. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates and consequently do not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the purchase prices (expressed as percentages of the Notional Amount) of the Class X Certificates are as set forth in the table below:

             SENSITIVITY OF THE CLASS X CERTIFICATES TO PREPAYMENTS
                          PRE-TAX YIELD TO MATURITY(%)

                                                     PERCENTAGE OF CPR
                                         -----------------------------------------
PRICE (%)*                                0%       10%      18%      30%      40%
----------                               -----    -----    -----    -----    -----
0.56250..............................     69.1     55.5     44.0     24.9      7.0
0.62500..............................     59.8     46.7     35.4     16.7     (1.0)
0.68750..............................     52.4     39.6     28.5     10.0     (7.6)
0.75000..............................     46.4     33.8     22.9      4.4    (13.1)
0.81250..............................     41.3     28.9     18.2     (0.3)   (17.8)
0.87500..............................     37.1     24.9     14.2     (4.3)   (21.9)
0.93750..............................     33.5     21.4     10.9     (7.9)   (25.5)
1.00000..............................     30.5     18.5      8.0    (10.9)   (28.6)

---------------------

* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table above.

     Investors in the Class X Certificates should note that if the Pass-Through Rate on the Class A-1 Certificates is calculated on the basis of the Net WAC, the Pass-Through Rate on the Class X Certificates will be 0 %. In addition, the Structuring Assumptions assume that the values of One-Month LIBOR and the Loan Index are identical and remain constant at the same value. Increases in One-Month LIBOR without simultaneous and equal increases in the Loan Index will adversely affect the yields shown in the table above.

     It is highly unlikely that:

     - One-Month LIBOR or the Loan Index will remain at the level assumed,

     - all of the Mortgage Loans will have the characteristics assumed,

     - all of the Mortgage Loans will prepay at any constant rate until maturity or

     - all of the Mortgage Loans will prepay at the same rate or time

     As a result of these factors, the pre-tax yield on the Class X Certificates is likely to differ from those shown in the table above, even if all the Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the level of One-Month LIBOR on the Loan Index, the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

ADDITIONAL INFORMATION

     The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by one or more of the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an Offered Certificate is determined by

         (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date,

         (b) summing the results and

         (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the Certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments including prepayments of the Mortgage Loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates. See "Description of the Certificates--Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the Classes of Offered Certificates, other than the Class X Certificates, that would be outstanding after each of the dates shown at various constant prepayment percentages and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that

      --  all of the Mortgage Loans will have the characteristics assumed,

      -- all of the Mortgage Loans will prepay at the constant prepayment percentages specified in the tables or at any constant prepayment percentages or

      --  all of the Mortgage Loans will prepay at the same rate.

Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant prepayment percentages, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCES OUTSTANDING*

                                                                          CLASS A-1
                                                                      PERCENTAGE OF CPR
                                                            -------------------------------------
DISTRIBUTION DATE                                            0%      10%     18%     30%     40%
-----------------                                           -----   -----   -----   -----   -----
Initial Percentage........................................    100    100     100     100     100
June 2001.................................................    100     90      81      69      59
June 2002.................................................    100     80      66      47      34
June 2003.................................................    100     72      54      32      19
June 2004.................................................    100     64      43      21      10
June 2005.................................................    100     58      35      14       4
June 2006.................................................    100     51      28       9       1
June 2007.................................................    100     46      22       5       0
June 2008.................................................    100     41      18       2       0
June 2009.................................................    100     37      14       1       0
June 2010.................................................     99     32      10       0       0
June 2011.................................................     97     28       8       0       0
June 2012.................................................     94     24       6       0       0
June 2013.................................................     92     21       5       0       0
June 2014.................................................     89     18       4       0       0
June 2015.................................................     86     16       3       0       0
June 2016.................................................     83     14       2       0       0
June 2017.................................................     79     12       2       0       0
June 2018.................................................     75     10       1       0       0
June 2019.................................................     71      9       1       0       0
June 2020.................................................     66      7       1       0       0
June 2021.................................................     62      6       1       0       0
June 2022.................................................     56      5       0       0       0
June 2023.................................................     51      4       0       0       0
June 2024.................................................     45      3       0       0       0
June 2025.................................................     38      2       0       0       0
June 2026.................................................     31      2       0       0       0
June 2027.................................................     23      1       0       0       0
June 2028.................................................     15      1       0       0       0
June 2029.................................................      6      0       0       0       0
June 2030.................................................      0      0       0       0       0
Weighted Average Life (in years)(1)**.....................  22.10   8.10    4.58    2.50    1.76
Weighted Average Life (in years)(2)**.....................   3.00   2.57    2.25    1.83    1.52

---------------
 * Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in this prospectus supplement.

(1) Assumes no exercise of the Put Option, the Optional Call or any Optional Termination.

(2) Assumes Optional Call.

                                         CLASS A-R                       CLASS B-1, CLASS B-2 AND CLASS B-3
                                     PERCENTAGE OF CPR                            PERCENTAGE OF CPR
                         -----------------------------------------    -----------------------------------------
DISTRIBUTION DATE         0%      10%      18%      30%      40%       0%      10%      18%      30%      40%
-----------------        -----   ------   ------   ------   ------    -----   ------   ------   ------   ------
Initial Percentage.....    100     100      100      100      100       100     100      100      100      100
June 2001..............    100       0        0        0        0       100     100      100      100      100
June 2002..............    100       0        0        0        0       100     100      100      100      100
June 2003..............    100       0        0        0        0       100     100      100      100      100
June 2004..............    100       0        0        0        0       100     100      100      100      100
June 2005..............    100       0        0        0        0       100     100      100      100      100
June 2006..............    100       0        0        0        0       100     100      100      100      100
June 2007..............    100       0        0        0        0       100     100      100      100       80
June 2008..............    100       0        0        0        0       100     100      100      100       48
June 2009..............    100       0        0        0        0       100     100      100      100       29
June 2010..............      0       0        0        0        0       100     100      100       80       17
June 2011..............      0       0        0        0        0        98      95       92       55       10
June 2012..............      0       0        0        0        0        95      89       83       37        6
June 2013..............      0       0        0        0        0        93      81       72       25        3
June 2014..............      0       0        0        0        0        90      72       59       17        2
June 2015..............      0       0        0        0        0        87      63       47       12        1
June 2016..............      0       0        0        0        0        83      54       37        8        1
June 2017..............      0       0        0        0        0        80      47       29        5        0
June 2018..............      0       0        0        0        0        76      40       23        3        0
June 2019..............      0       0        0        0        0        72      34       18        2        0
June 2020..............      0       0        0        0        0        67      29       13        2        0
June 2021..............      0       0        0        0        0        62      24       10        1        0
June 2022..............      0       0        0        0        0        57      20        8        1        0
June 2023..............      0       0        0        0        0        51      16        6        0        0
June 2024..............      0       0        0        0        0        45      13        4        0        0
June 2025..............      0       0        0        0        0        38      10        3        0        0
June 2026..............      0       0        0        0        0        31       7        2        0        0
June 2027..............      0       0        0        0        0        23       5        1        0        0
June 2028..............      0       0        0        0        0        15       3        1        0        0
June 2029..............      0       0        0        0        0         6       1        0        0        0
June 2030..............      0       0        0        0        0         0       0        0        0        0
Weighted Average Life
  (in years)(1)**......   9.67    0.08     0.08     0.08     0.08     22.22   17.52    15.60    12.05     8.54
Weighted Average Life
  (in years)(2)**......   3.00    0.08     0.08     0.08     0.08      3.00    3.00     3.00     3.00     3.00

---------------
 * Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered
   Certificates" in this prospectus supplement.

(1) Assumes no exercise of the Put Option, the Optional Call or any Optional Termination.

(2) Assumes Optional Call.

LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for each Class of Offered Certificates is the Distribution Date in June 2030 which is the Distribution Date in the month immediately following the month of the latest scheduled maturity date for any of the Mortgage Loans. Since the rate of distributions in reduction of the Class Certificate Balance of each Class of Offered Certificates will depend on the rate of payment, including prepayments, of the Mortgage Loans, the Class Certificate Balance of any such Class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

THE SUBORDINATED CERTIFICATES

     The weighted average lives of, and the yields to maturity on, the Subordinated Certificates, in increasing order of their numerical Class designations, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of that Certificate may be lower than the yield expected by the holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balances of the applicable Class of Subordinated Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates--Allocation of Losses"), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinated Certificates will result in a reduction in the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. As a result of these reductions, less interest will accrue on such Class of Subordinated Certificates than otherwise would be the case. The yields to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds.

     If on any Distribution Date the Applicable Credit Support Percentage for any Class of Subordinated Certificates is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinated Certificates will be allocated solely to all other Classes of Subordinated Certificates with lower numerical designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinated Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinated Certificates with lower numerical Class designations relative to the other Classes of Subordinated Certificates is intended to preserve the availability of the subordination provided by such other Classes.

                               CREDIT ENHANCEMENT

SUBORDINATION OF CERTAIN CLASSES

     The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates, and the rights of the holders of each Class of Subordinated Certificates (other than the Class B-l Certificates) to receive such distributions will be further subordinated to such rights of the holders of the Class or Classes of Subordinated Certificates with lower numerical Class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinated Certificates to the Senior Certificates and the further subordination within the Subordinated Certificates is intended to provide holders of Certificates with a higher relative payment priority protection against Realized Losses other than Excess Losses. In addition, the Subordinated Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below.

     The Subordinated Certificates will provide protection to the Classes of Certificates of higher relative priority against

      -- Special Hazard Losses in an initial amount expected to be up to approximately $6,899,992 (the "Special Hazard Loss Coverage Amount"),

      -- Bankruptcy Losses in an initial amount expected to be up to approximately $119,129 (the "Bankruptcy Loss Coverage Amount") and

      -- Fraud Losses in an initial amount expected to be up to approximately $5,198,369 (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

         (a) the greatest of

              (1) 1% of the aggregate of the principal balances of the Mortgage
                  Loans,

              (2) approximately twice the principal balance of the largest
                  Mortgage Loan and

              (3) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and

         (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date.

     All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows:

     1. on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of

        a. 1.00% of the then current Pool Principal Balance in the case of the first anniversary and 0.50% of the then current Pool Principal Balance in the case of the second, third and fourth anniversaries and

        b. the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first anniversary, as of the Cut-off Date) over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary or the Cut-off Date, as the case may be, and

     2. on the fifth anniversary of the Cut-off Date, to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

     The amount of coverage provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (a) such Mortgage Loan is not in default with respect to payment due thereunder or
(b) scheduled monthly payments of principal and interest are being advanced without giving effect to any Debt Service Reduction or Deficient Valuation.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the Mortgage Loans.

                       FEDERAL INCOME TAX CONSIDERATIONS

     For federal income tax purposes, separate elections will be made to treat specified portions of the assets of the Trust Fund as a REMIC, creating a tiered-REMIC structure. In the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel for the Depositor, assuming that timely REMIC elections are made and ongoing compliance with the Agreement, the Regular Certificates (exclusive of the Put Option and cap agreement rights associated therewith) will constitute regular interests in a REMIC (the "REMIC Regular Interests"), and the Residual Certificates will evidence the sole class of "residual interest," in each REMIC.

     The beneficial owners of the Regular Certificates (other than the Class X Certificates) will be treated for tax purposes as owning two separate assets:
(a) the Regular Certificates without the related Put Option (which constitute regular interests in a REMIC) and (b) the related Put Option. Similarly, the beneficial owners of the Class X Certificates will be treated for tax purposes as owning two separate assets: (a) the Regular Certificates without the cap agreement (which constitute regular interests in a REMIC) and (b) the interests in the cap agreement. Accordingly, a purchaser of a Regular Certificate must allocate its purchase price between the two assets comprising the applicable Certificate. In general, the allocation would be based on the relative fair market values of such assets on the date of purchase of the Certificates. No representation is or will be made as to the relative fair market values and all holders of Regular Certificates should consult their tax advisors concerning the determination of such fair market values. Generally, the holder may not deduct a loss for the portion of the purchase price allocable to the Put Option or the cap agreement, as applicable, until the option expires or the cap agreement terminates, as applicable. Furthermore, the allocation of the purchase price to the Put Option may cause some Regular Certificates to be issued with more original issue discount (or more than de minimis original issue discount) or less premium.

     Neither the Put Option nor the cap agreement will constitute

     (a) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Internal Revenue Code for a real estate investment trust;

     (b) a "qualified mortgage" or a "permitted investment" within the meaning of section 860G(a)(3) and section 860G(a)(5), respectively, of the Internal Revenue Code if held by a REMIC; or

     (c) an asset described in section 7701(a)(19)(C)(xi) of the Internal Revenue Code if held by a domestic building and loan association.

     The REMIC Regular Interests generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the REMIC Regular Interests must be reported under an accrual method of accounting.

     The Class X Certificates will, and the remaining Classes of REMIC Regular Interests may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the

Trust Fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 18% CPR. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Federal Income Tax Considerations" in the prospectus. Although unclear, a holder of a Class X Certificate may be entitled to deduct a loss to the extent that the remaining basis in the Regular Certificate exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders may be entitled to offset negative accruals of OID against future (or possibly past) OID accrual on such Certificates.

     If the holders of any REMIC Regular Interests are treated as holding such Interests at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

     The holders of the Residual Certificates must include the taxable income of each REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which is subject to U.S. federal income tax even if the holder has other losses (including net operating loss carryovers).

     Also, purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Considerations--REMIC Certificates--b. Residual Certificates" in the prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition or transfer, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest. See "Federal Income Tax Considerations--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Certificate," "Federal Income Tax Considerations--b. Residual Certificates--Excess Inclusions" and "Federal Income Tax Considerations--Tax-Related Restrictions on Transfers of Residual Certificates--Foreign Investors" in the prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Federal Income Tax Considerations--Prohibited Transactions and Other Taxes" and "--REMIC Certificates--a. Regular Certificates--Treatment of Realized Losses" in the prospectus.

     In addition, all purchasers of the Offered Certificates should note that the effective date of the "Final Withholding Regulations" discussed in the prospectus has been extended such that they generally will apply only with respect to payments made after December 31, 2000. See "Federal Income Tax Considerations" in the prospectus.

     Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor which, if satisfied, provides that transfers of noneconomic residual interests will not be disregarded for U.S. federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will not qualify under the safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of:

      --  any consideration given to the transferee to acquire the interest;

      --  the expected future distributions on the interest; and

      -- any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations indicate that the effective date for the modification to the safe harbor if finalized will be February 4, 2000. See "Federal Income Tax Considerations" in the prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to cause a Plan (as defined below) to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or the excise tax provisions set forth under Section 4975 of the Code (a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code. Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted an individual administrative exemption to Greenwich Capital Markets, Inc. (Prohibited Transaction Exemption 90-59 (the "Exemption")), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, See "ERISA Considerations" in the prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Senior Certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS A-R, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE
RECEIVES:

     1. A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER;

     2. IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60; OR

     3. AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER EITHER TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

     SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS B-1, CLASS B-2 OR CLASS B-3 CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, Greenwich Capital Markets, Inc. and Mellon Financial Markets, LLC (the "Underwriters"), the Depositor has agreed to sell to each Underwriter, and each Underwriter has severally agreed to purchase from the Depositor the aggregate original principal amount of each Class of Offered Certificates, other than the Class A-R Certificates (the "Underwritten Certificates") set forth below under such Underwriter's name:

                                                 GREENWICH CAPITAL     MELLON FINANCIAL
CLASS                                              MARKETS, INC.         MARKETS, LLC
-----                                            ------------------    ----------------
A-1............................................     $250,821,000         $250,821,000
X..............................................     $519,836,881(1)      $          0
B-1............................................     $  3,249,000         $  3,248,000
B-2............................................     $  1,949,000         $  1,949,000
B-3............................................     $  1,430,000         $  1,429,000

---------------
(1) Notional Amount.

     The Class A-R Certificates will be transferred to the Seller on the Closing Date as partial consideration for the sale of the Mortgage Loans.

     Distribution of the Underwritten Certificates will be made by the Underwriters, from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Underwritten Certificates are offered by the Underwriters subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and to certain further conditions.

     The Underwriters intend to make a secondary market in the Underwritten Certificates, but the Underwriters have no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

     Mellon Financial Markets, LLC is an affiliate of the Depositor and the Seller.

     This prospectus supplement may be used by Mellon Financial Markets, LLC, an affiliate of the Depositor, in connection with offers and sales relating to market-making transactions in the Offered Certificates in which Mellon Financial Markets, LLC acts as principal. Mellon Financial Markets, LLC may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Carl Krasik, Esq., Associate General Counsel of Mellon Financial Corporation (the "Corporation"). Mr. Krasik is also a shareholder of the Corporation and one of its subsidiaries and holds options to purchase additional shares of the Corporation's Common Stock. Certain legal matters with respect to the Certificates will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will pass upon the material federal income tax consequences related to the Offered Certificates.

                                    RATINGS

     It is a condition of the issuance of the Offered Certificates that (x) the Certificates be rated by Moody's Investors Service, Inc. ("Moody's") and by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P," and together with Moody's, the "Rating Agencies"), respectively, as follows:

                                                        S&P        MOODY'S
                                                     ---------    ---------
Class A-1..........................................    AAAr          Aaa
Class X............................................    AAAr          Aaa
Class A-R..........................................    AAAr          --
Class B-1..........................................     AAr          Aa2
Class B-2..........................................     --           A2
Class B-3..........................................     --          Baa2

     The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Moody's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The "r" symbol appended to the ratings by S&P of the applicable Classes of Offered Certificates indicates that S&P's rating does not represent any assessment of the Seller's ability to repurchase any Mortgage Loan that is required to be repurchased by it. In the event the Seller fails to repurchase any such Mortgage Loan in accordance with the Agreement, investors in the Offered Certificates might suffer a lower than anticipated yield.

     Dependent ratings of A-1+ will be assigned by S&P to each class of applicable rated Certificates to address the creditworthiness of Mellon Bank, N.A. to fulfill its obligations with respect to the Put Option and all the Certificates (except the Class A-R and Class X Certificates) and the cap agreement with respect to the Class X Certificates. In the case of Moody's, Mellon Bank, N.A.'s ability or obligation to repurchase the Certificates (other than the Class A-R and Class X Certificates) under the Put Option and Mellon Bank, N.A.'s ability or obligation to make required payments under the cap agreement is directly linked to their short term rating which is currently P-1. Each rating is dependent on the Credit Rating received by Mellon Bank, N.A. from S&P or Moody's, as applicable. Credit Ratings are based on current information furnished by the obligors or obtained by either Rating Agency from other sources it considers reliable. Neither Rating Agency performs an audit in connection with any credit rating and either may, on occasion, rely on unaudited financial information. Credit Ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. There can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                                                         ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, any globally offered Mortgage Pass-Through Certificates, Series 2000-TBC2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg and Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants.   Secondary market trading between DTC
Participants will be settled in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear
Participants.   Secondary market trading between Clearstream, Luxembourg
Participants or Euroclear Participants will be settled using the procedure applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the applicable accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to the time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg and Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automati-cally fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem.

         (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participants is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% (or in some cases 31%) U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons unless
(a) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(b) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons Form W-8 BEN.   Beneficial owners of Global
Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries
(Form W-8 BEN).   Non-U.S. Persons that are beneficial owners of Global
Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

     Exemption for U.S. Persons (Form W-9).   U.S. Persons can obtain a complete
exemption from the withholding tax by filing Form W-9.

     U.S. Federal Income Tax Reporting Procedures.   The holder of Global
Securities files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 BEN and Form W-8ECI are generally effective for three calendar years.

      -- As used in this prospectus supplement the term "U.S. Person" means a beneficial owner of Global Securities that is for United States federal income tax purposes

      --  a citizen or resident of the United States,

      -- a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia,

      -- an estate the income of which is subject to United States federal income taxation, regardless of its source, or

      -- a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

     As used in this prospectus supplement, the term "Non-U.S. Person" means a beneficial owner of Global Securities that is not a U.S. Person.

     This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                                 $2,629,237,550

                     MELLON RESIDENTIAL FUNDING CORPORATION
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

     From time to time, Mellon Residential Funding Corporation may offer to sell Mortgage Pass-Through Certificates in one or more series with one or more classes. The certificates do not exist now. Each series of certificates will be created by a trust fund to be formed by the depositor at the time those certificates are sold. Each series of certificates will be described in a supplement to this prospectus.

     Each trust fund will include a group of mortgage loans secured by one-to four-family residential properties and/or a group of mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Fannie Mae or Freddie Mac. The certificates will NOT be bank deposits and will NOT be insured by the Federal Deposit insurance Corporation or by any other governmental agency.

     An investment in the certificates of any series involves significant risks. You should review the information under the caption "Risk Factors" beginning on page 2 in this prospectus before deciding whether or not to make an investment.

     The certificates of each series will not be listed on any trading exchange. No secondary trading market for the certificates of any series will exist at the time those certificates are issued, and we cannot assure you that a secondary trading market for the certificates of any series will develop. Even if a secondary trading market does develop, it may not continue for the entire period that the certificates are outstanding and may not provide sufficient liquidity to permit you to sell your certificates when you desire to do so.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

     The depositor may not use this prospectus to sell these certificates unless a prospectus supplement is also delivered. The depositor may offer certificates through underwriters or by other methods described under the caption "Method of Distribution."

                  THE DATE OF THIS PROSPECTUS IS JUNE 3, 1999.

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

     - this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     - the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY OF THE CERTIFICATES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES BEING SOLD.

                               TABLE OF CONTENTS

CAPTION                                                       PAGE
-------                                                       ----
Risk Factors................................................    2
Incorporation of Certain Documents by Reference.............    8
The Trust Fund..............................................    9
Use of Proceeds.............................................   20
The Depositor...............................................   20
Mortgage Loan Program.......................................   21
Description of the Certificates.............................   28
Credit Enhancement..........................................   48
Yield and Payment Considerations............................   54
The Pooling and Servicing Agreement.........................   57
Certain Legal Aspects of the Mortgage Loans.................   75
Federal Income Tax Considerations...........................   84
State Tax Considerations....................................  116
ERISA Considerations........................................  116
Legal Investment............................................  120
Method of Distribution......................................  123
Legal Matters...............................................  124
Financial Information.......................................  124
Rating......................................................  124
Index to Defined Terms......................................  125

                                  RISK FACTORS

     An investment in the certificates of any series involves significant risks. Before making an investment decision, you should carefully review the following information and the information under the caption "Risk Factors" in the applicable prospectus supplement.

INVESTORS MAY HAVE DIFFICULTY SELLING CERTIFICATES

     Mortgage backed securities generally are not, and the certificates will not be, listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to locate a purchaser that is willing to purchase your certificates. The depositor expects that any underwriter through which the certificates of a series are offered will intend to make a secondary market for those certificates. Those underwriters will do so be offering to buy the certificates from investors that wish to sell. However, no underwriter will be obligated to make offers to buy the certificates and any underwriter may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of mortgage backed securities (i.e., there has been a lack of liquidity), and there may be such times in the future. As a result, you may not be able to sell your certificates when you wish to do so or may not be able to obtain the price you wish to receive.

TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE CERTIFICATES

     No trust fund will have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The issuing trust fund will be the only person obligated to make payments on the certificates issued by that trust fund. Investors will not have any recourse against the depositor, the seller, the trustee, the master servicer, any sub-servicer or any related company if the assets of a trust fund are not sufficient to make the required payments on the certificates issued by the trust fund. As a result, you must depend on payments by the borrowers on the mortgage assets and any related credit enhancement for required payments on your certificates. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage provided by that credit enhancement will be borne directly by the affected certificateholders.

YOUR RETURN ON AN INVESTMENT IN THE CERTIFICATES IS UNCERTAIN

     Your pre-tax return on any investment in the certificates of any series will depend on (1) the price you pay for those certificates, (2) the rate at which interest accrues on those certificates and (3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates are outstanding and accruing interest. The last factor is the biggest uncertainty in an investment in the certificates.

                  - The Rate of Principal Payments is Unpredictable.   The
                            amount of distributions of principal of the certificates of any series and when those distributions are received depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of or defaults on the mortgage assets. A series of certificates may have (i) certain certificates that are paid principal after other classes or (ii) certain types of certificates which are more sensitive to prepayments. If you own either of these types of certificates you may be adversely affected by changes in the timing and amount of principal payments by the borrowers. The rate of prepayments on the mortgage loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates. It is impossible for us to predict the amount and timing of payments that will be received and paid to certificateholders in any month or over the period of time that the certificates of a series remain outstanding.

                  - You Bear Reinvestment Risk.  Mortgage backed securities
                            usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans underlying or comprising the related mortgage assets and produce less returns of principal when market interest rates are above the interest rates on those mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your certificates and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

                  - An Optional Termination May Affect the Yield.  Your
                            investment in the certificates may be ended before you desire if an optional termination of the applicable trust fund is exercised.

                  - Credit Enhancement Will Not Cover All Losses.  An investment in the certificates also involves a risk that you may lose all or part of your investment. Although every trust fund will include some form of credit enhancement, that credit enhancement may not cover every class of certificates issued by a trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. No certificates will be guaranteed by any govern-mental entity or agency or insured by the Federal Deposit Insurance Corporation. As a result, there is always a risk that you may not recover the full amount of your investment.

INTEREST ONLY AND PRINCIPAL ONLY CERTIFICATES INVOLVE ADDITIONAL RISK

     Certain certificates, called "interest only certificates" or "principal only certificates," involve greater uncertainty regarding the return on investment. An interest only certificate is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only certificate and may cause an investor in that interest only certificate to fail to recover the investor's initial investment.

     A principal only certificate is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the certificate. If an investor in a principal only certificate receives payments on the certificate at a slow rate, the return on the investment will be low (because, in part, there is no interest payments to compensate the investor for the use of the investor's money).

     The prices offered by potential purchasers for interest only certificates and principal only certificates vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only certificate or principal only certificate. As a result, an investment in strip certificates involves a high degree of risk.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL AFFECT THE PRICES FOR CERTIFICATES

     A security rating by a rating agency is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the certificates of any series after those certificates are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for your certificates.

THE FEATURES OF THE MORTGAGE LOANS IN A TRUST FUND MAY CREATE SPECIAL RISKS

     A trust fund may include mortgage loans with features that create risks which may not be present with other types of residential mortgage loans, including the following:

                  - You May Have Losses on Your Certificates if the Losses and
                            Delinquencies on the Mortgage Loans Exceed Certain Levels. The mortgaged properties underlying the mortgage loans may decrease in value if the residential real estate market experiences an overall decline in property values. If it does, this may cause more defaults and may increase the amount of loss following default. In such event, the related trust fund may not be able to recover the full amount owed, which may result in a loss on your certificates.

                  - Balloon Loans May Have Higher Rates of Default.  Certain of
                            the mortgage loans included in a pool may be balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan in order to pay the amount due. The borrower may not be able to refinance the balloon loan for any number of reasons, including the level of available mortgage rates, the value of the property or the borrower's payment or credit history.

                  - Geographic Concentration Increases Risks.  The mortgage
                            loans underlying a series of certificates may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the certificates of a series than if borrowers and properties were more spread out in different geographic areas.

                  - Certain Mortgage Loans May Not Amortize For A Long Time.
                            Certain mortgage loans may provide that the borrowers only have to pay interest for five or ten years after origination. Once the interest-only period ends, the borrower's monthly payment will be increased so as to pay interest and amortize the loan over its remaining term. As the loan nears the end of the interest-only period the borrower may be more likely to refinance the loan to avoid the increase in the monthly payment. Alternatively, a borrower may not be able to pay the higher monthly payment and could default. In either case, certificateholders could receive an unscheduled principal payment which may affect the yield on the related certificates.

ADDITIONAL COLLATERAL FOR CERTAIN MORTGAGE LOANS MAY NOT AVOID LOSSES AND MAY ADVERSELY AFFECT YIELD.

     The security for certain mortgage loans may also include the borrower's pledge of publicly traded stocks, corporate and municipal bonds, government securities, commercial paper, bank deposits, trust accounts or mutual funds. The inclusion of any such additional collateral may increase the risk that a trust fund will experience a loss:

                  - If the additional collateral is excluded, the ratio of the principal balance of the loan to the value of the residence is higher, and may be substantially higher.

                  - The market value of any additional collateral will change from time to time and may not equal the market value at the time loan was made.

                  - Because of special tax rules and also limitations of federal securities laws, the trust fund may not be able to make use of the additional collateral if the borrower defaults. As a result, if a borrower under one of these mortgage loans defaults, the trust fund will suffer a loss which will be borne by some or all of the certificateholders.

                  - The additional collateral will not be delivered to the
                    trustee of the related series of certificates and thus the trustee may not have a perfected security interest in such additional collateral. If such additional collateral cannot be sold or is sold at a lower than anticipated price, the related certificateholders may incur losses.

                  - The master servicer will have the option to liquidate the additional collateral underlying a mortgage loan and partially prepay the mortgage loan if the loan-to-value ratio has not been sufficiently reduced within five years after the origination of such loan. As a result of any liquidation, the related certificateholders would receive an unanticipated distribution of principal in the form of a prepayment. As a result, the related certificateholders' yield will be affected.

SUBORDINATED CERTIFICATES INVOLVE MORE RISKS AND MAY INCUR LOSSES

     A series of certificates may provide that one or more classes of those certificates are subordinated in right of payment to one or more other classes of that series and to the master servicer. In general, certificates that are subordinated to other certificates have a greater risk of loss because the subordinated certificates will not receive payments of interest, principal or both, until the more senior certificates receive the payments to which they are entitled. If the amount available for payments to certificateholders is less than the amount required, the holders of the subordinated certificates will not receive the payments that they would have received if there had not been a shortfall in the amount available.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

     A trust fund may include one or more financial instruments to provide protection against certain types of risks or to provide certain cashflow characteristics for one or more classes of a series. If the provider of the financial instrument were to be unable or unwilling to perform its obligations under the related financial instrument, the related certificates could be adversely affected, including the incurrence of losses. Any reduction in a rating assigned to the paying ability of the provider of a financial instrument may reduce the market value of the related certificates and may affect the certificateholder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the certificateholders' ability to sell a certificate of any affected class.

CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above are difficult to analyze and may change from time to time while the certificates of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates of a series or the likely return on an investment in those certificates. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Mellon Residential Funding Corporation (the "Depositor"), as creator of each Trust Fund, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Mortgage Pass-Through Certificates (the "Certificates") offered pursuant to this Prospectus. The Registration Statement includes information about the Certificates which is not included in this Prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission's main office located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Prospective investors who have access to the Internet also may read the Registration Statement at the Commission's site on the World Wide Web located at http://www.sec.gov.

     Each Trust Fund will be required to file with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") (i) a Current Report on Form 8-K each month after the month of formation of that Trust Fund and prior to the expiration of the calendar year in which such Trust Fund was formed and (ii) an annual report on Form 10-K within 90 days after the end of the calendar year in which such Trust Fund was formed. Each Form 8-K will include as an exhibit the monthly statement to Certificateholders of the related Series. The Form 10-K will include certain summary information about the Trust Fund. Any reports and documents so filed by or on behalf of a Trust Fund before the termination of the offering of the Certificates of that Trust Fund will be incorporated in this Prospectus. If the information incorporated in this Prospectus modifies or changes the information in this Prospectus such modified or changed information will control. If any information incorporated by reference in this Prospectus is itself modified or changed by subsequent information incorporated by reference, such latter information will control. Any reports and documents that are incorporated in this Prospectus will not be physically included in this Prospectus or delivered with this Prospectus.

     The Depositor will provide without charge to each person, including any beneficial owner of Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus or in any related Prospectus Supplement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to the Depositor at One Mellon Bank Center, Room 410, Pittsburgh, Pennsylvania 15258, Attention: Secretary (phone number: (412) 236-6559).

IN ORDER TO RECEIVE ANY REQUESTED INFORMATION IN A TIMELY FASHION, PROSPECTIVE INVESTORS MUST MAKE THEIR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MUST MAKE THEIR INVESTMENT DECISIONS.

     The Exchange Act and the rules and regulations of the Commission permit each Trust Fund to terminate its obligation to file reports and documents with the Commission following the end of the calendar year in which such Trust Fund is formed.

The Depositor expects that each Trust Fund will terminate its filing obligation as soon as it is permitted to do so.

                                THE TRUST FUND*

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related holders of the Certificates. Each Trust Fund will consist of certain mortgage-related assets (the "Mortgage Assets") consisting of (A) a mortgage pool (a "Mortgage Pool") comprised of mortgage loans secured by one- to four-family residential properties ("Mortgage Loans") and/or (B) mortgage pass-through securities ("Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), in each case as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and insurance policies, cash accounts, reinvestment income, guaranties, letters of credit or other financial instruments, in each case as specified in the related Prospectus Supplement. The holders of Certificates (the "Certificateholders") will be entitled to payment from the assets of the related Trust Fund as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

     The Mortgage Assets may be acquired by the Depositor, either directly or through affiliates, from Mellon Mortgage Company, a Colorado corporation and an affiliate of the Depositor ("Mellon Mortgage"), Boston Safe Deposit and Trust Company, a Massachusetts trust company and an affiliate of the Depositor ("Boston Safe") or another entity named in the related Prospectus Supplement (each of Mellon Mortgage, Boston Safe and such other entity, a "Seller") and conveyed by the Depositor to the related Trust Fund. Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program -- Underwriting Standards" or as otherwise described in a related Prospectus Supplement.

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A schedule of the Mortgage Assets relating to such Series will be attached to the pooling and servicing agreement (each, an "Agreement") delivered to the Trustee upon delivery of the Certificates.

---------------

     * Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single trust fund (the "Trust Fund") consisting primarily of the Mortgage Assets in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series or Class and the term "Trust Fund" will refer to one specific Trust Fund.

THE MORTGAGE LOANS -- GENERAL

     For purposes hereof, the real property that secures repayment of the Mortgage Loans is referred to collectively as "Mortgaged Properties." The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     All of the Mortgage Loans in a Mortgage Pool will have monthly payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof:

         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. The loan agreement or promissory note (the "Mortgage Note") in respect of a Mortgage Loan may provide for the payment of interest at a rate lower than the interest rate (the "Mortgage Rate") specified in such Mortgage Note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

         (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term, to maturity or on an interest rate that is different from the Mortgage Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon payments"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

         (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. The terms of a Mortgage Loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         (d) The Mortgage Loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related Prospectus

     Supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of such Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     A Trust Fund may contain certain Mortgage Loans ("Buydown Loans") that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on such Mortgage Loans (each, a "Mortgagor") during the early years of such Mortgage Loans, the difference to be made up from a fund (a "Buydown Fund") contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the Mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the Mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the Mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the first day of the month of issuance of the related Series of Certificates or such other date as is specified in the related Prospectus Supplement (each, a "Cut-off Date"), (ii) the type of property securing the Mortgage Loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by Cooperatives, vacation and second homes, or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans,
(vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the maximum and minimum per annum Mortgage Rates and (viii) the geographical distribution of the Mortgage Loans. If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the Detailed Description.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and
(b) the sales price for such property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

     The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement (the "Trustee") for the benefit of the Certificateholders of the related Series. The master servicer (the "Master Servicer") named in the related Prospectus Supplement, which may be an affiliate of the Depositor, will service the Mortgage Loans, either directly or through other mortgage servicing institutions ("Sub-Servicers"), pursuant to an Agreement, and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement" herein. With respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" herein. The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Mortgage Loan Program -- Representations by Sellers; Repurchases" and its obligation to make certain cash advances (each, an "Advance") in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates -- Advances". The obligations of the Master Servicer to make Advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The Mortgage Loans will consist of mortgage loans, deeds of trust or security instruments secured by liens on one- to four-family residential properties. If so specified, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Loans also may be secured by additional collateral generally consisting of marketable securities. The Mortgage Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans' Administration ("VA"), as specified in the related Prospectus Supplement.

     The Mortgaged Properties relating to Mortgage Loans will consist of detached, semi-detached or attached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing treated as real property under local laws and shares issued by Cooperatives and occupancy agreements with respect to individual units in such Cooperatives. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years.

AGENCY SECURITIES

     Government National Mortgage Association.   GNMA is a wholly-owned
corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates (the "GNMA Certificates") that represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guaranty, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

     GNMA Certificates.   Each GNMA Certificate held in a Trust Fund (which may
be issued under either the GNMA I program (each such certificate, a "GNMA I Certificate") or the GNMA II program (each such certificate, a "GNMA II Certificate")) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes). The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loans will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by Buydown Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing Buydown Loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon. will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or Buydown Loans. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     The GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal Home Loan Mortgage Corporation.   FHLMC is a corporate
instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates.   Each FHLMC Certificate represents an undivided
interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. Such mortgage loans will be secured by loans on properties that would qualify as Mortgaged Properties. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guaranties, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guaranty are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure. and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such FHLMC Certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     The FHLMC Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal National Mortgage Association.   FNMA is a federally chartered and
privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates.   FNMA Certificates are certificates ("Guaranteed
Mortgage Pass-Through Certificates") issued and guaranteed as to timely payment and principal by FNMA and represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years. Such mortgage loans will be secured by properties that would qualify as Mortgaged Properties.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guaranties are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     The FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security.

     Other Agency Securities.   If specified in the related Prospectus
Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified. a combination of different types of Agency Securities may be held in a Trust Fund.

SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of a Series will be applied by the Depositor to the purchase of the related Mortgage Assets. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     Mellon Residential Funding Corporation, a Delaware corporation (the "Depositor"), was incorporated on March 11, 1997 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Depositor is an indirect subsidiary of Mellon Bank, N.A., a national banking association. The Depositor maintains its principal office at One Mellon Bank Center, Room 410, Pittsburgh, Pennsylvania 15258. Its telephone number is (412) 236-6559.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Whenever used in this Prospectus, "Seller" will refer to the originator of the related Mortgage Assets unless the context otherwise requires. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards."

UNDERWRITING STANDARDS

     General.   Each Seller will represent and warrant that the origination, underwriting and collection practices with respect to each Mortgage Loan originated and/or sold by it to the Depositor or one of its affiliates have been in all respects legal, prudent and customary in the mortgage lending and servicing business. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit exist.

     In the case of a Mortgage Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the Mortgage Note.

     Certain of the types of Mortgage Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example. certain of such Mortgage Loans may provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagors have the ability to make the monthly payments required initially. In some instances, however, a Mortgagor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

     Mellon Mortgage Company.   Mellon Mortgage Company ("Mellon Mortgage"), a
Colorado corporation, is an indirect wholly-owned subsidiary of Mellon Bank, N.A. Its executive offices are located at 1900 St. James Place, Houston, Texas 77056. Mellon Mortgage originates and services conforming and nonconforming residential mortgage loans. Mellon Mortgage also provides financing for the acquisition, development and construction of commercial and residential properties. Set forth below is a description of the underwriting practices of Mellon Mortgage with respect to nonconforming residential mortgage loans.

     Mellon Mortgage originates mortgage loans directly through its network of branch offices ("retail") and indirectly through mortgage loan brokers and correspondents ("wholesale"). Mellon Mortgage's retail operations are organized under three regional operating centers located in Portland, Oregon, Houston, Texas, and Pittsburgh, Pennsylvania. Mellon Mortgage's wholesale purchases from correspondents are conducted through a wholesale regional operating center in Houston, Texas, while its purchases from mortgage loan brokers are conducted through separate wholesale regional operating centers located in the same cities as the retail regional origination centers and in Walnut Creek, California.

     Mellon Mortgage offers 15 and 30 year fixed and adjustable rate mortgage loans with maximum loan balances of $1,000,000. The rates on the adjustable mortgage loans are subject to adjustment based on changes in the level of the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year ("CMT"), provided that the mortgage rates may be fixed for a period of one, three, five, seven or ten years before the first adjustment. Eligible properties include primary residences and second homes that are detached, semi-detached or attached properties, units in condominiums, planned unit developments and de minimis planned unit developments, rural properties (in accordance with FNMA guidelines). Mellon Mortgage generally does not originate or acquire mortgage loans secured by investment properties, cooperatives, manufactured housing or three-to four-family properties.

     Mellon Mortgage originates or acquires fixed rate loans with loan-to-value ratios of up to 95% for loans secured by primary residences and up to 90% for loans secured by second homes. Maximum loan-to-value ratios for adjustable rate loans are 90% for loans secured by primary residences, 80% for loans, including loans with interest rates that adjust one year after origination secured by second homes and 90% for loans with first adjustment dates that are delayed for longer than one year after origination and are secured by second homes. The maximum permitted loan-to-value ratio generally decreases with increases in the loan balance. The maximum loan-to-value ratio for fixed and adjustable rate cash out refinance loans secured by primary residences is limited to 75%. Mellon Mortgage does not originate or acquire cash out refinance loans secured by second homes. Mellon Mortgage generally requires primary mortgage insurance on loans with original loan-to-value ratios in excess of 80%.

     Mellon Mortgage permits borrowers to buy down the mortgage rate for no more than the first three years of the loan. The mortgage rate may be reduced no more than two percentage points for each year of the buy-down period. Temporary buy-downs are not available on certain adjustable rate mortgage loans.

     Mellon Mortgage offers two documentation programs: Full Documentation and Alternative Documentation. The Alternative Documentation Program provides for alternative means of verifying income (pay-stubs), sources of the down payment (bank statements), employment (telephonic verification) and mortgage payment history (cancelled checks for the prior 12 months). Mellon Mortgage also offers a No Income Verification Program that is limited to self-employed borrowers requesting a loan in an amount between $227,151 and $650,000 and secured by the borrower's primary residence with an original loan-to-value ratio not in excess of 70% for fixed rate loans and 65% for adjustable rate loans.

     All loans originated or acquired by Mellon Mortgage are underwritten using the same underwriting policies. In its underwriting, Mellon Mortgage focuses primarily on the willingness and ability of the applicant to repay the loan and on the nature and value of the property offered as security for the loan. Mellon Mortgage does not require a spotless credit history in order to be considered for a loan. Mellon Mortgage analyzes the applicant's credit history generally over the prior 24 months unless there are major indications of derogatory credit. The credit history can be considered acceptable if during the past 12 months the applicant has had: no payments 60 days or more past due and no more than two payments 30 days past due for all revolving credit accounts; no payments 60 days or more past due and no more than one payment 30 days past due for all installment credit accounts; and no payments past due for housing debt. If a credit history reflects a consistent pattern of slow payments, each major indication of derogatory credit must be satisfactorily explained. Although Mellon Mortgage obtains a credit bureau score on each applicant, the credit bureau score is only a factor considered by the underwriter.

     In assessing the applicant's ability to repay the loan, Mellon Mortgage uses a housing expense-to-income ratio and a total obligation-to-income ratio. The benchmark ratios are 28% and 36%, respectively, for adjustable rate loans with loan-to-value ratios greater than 80% but less than or equal to 90%, and 33% and 38%, respectively, for adjustable rate loans with loan-to-value ratios less than or equal to 80%. The benchmark ratios for fixed rate loans with loan-to-value ratios greater than 90% but less than or equal to 95% are 28% and 36%, respectively, and 33% and 38%, respectively, for fixed rate loans with loan-to-value ratios less than or equal to 90%. The benchmark ratios may be exceeded where compensating factors are present.

     Mellon Mortgage generally requires a full appraisal conforming to FNMA or FHLMC guidelines for every loan. Exceptions are accepted based on automated underwriting through FNMA or FHLMC. All appraisals are conducted by fee-based appraisers who must meet the education and experience requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA") and are licensed or certified in the locations in which the properties are located.

     Boston Safe.   Boston Safe Deposit and Trust Company ("Boston Safe"), a
wholly-owned, indirect subsidiary of Mellon Bank Corporation, is a Massachusetts trust company engaged in the business of originating nonconforming, custom-tailored residential mortgage loans to individuals with high net worths and/or annual incomes. Its executive offices are located at One Boston Place, Boston, Massachusetts 02108. Boston Safe originates mortgage loans through ten regional offices.

     The underwriting process is intended to assess both the prospective borrower's credit standing and ability to repay, and the value and adequacy of the mortgaged property as collateral. In underwriting a Mortgage Loan, Boston Safe relies primarily on the borrower's ability to repay the loan, determined by analyzing the borrower's cash flow with particular emphasis on verifiable, stable cash income, liquidity and overall financial condition and the value of the mortgaged property as a measure of the extent of its recovery in the event of a default. In determining the adequacy of the property as collateral for a loan, appraisals are obtained from qualified outside appraisers approved by Boston Safe. The qualifications of appraisers are reviewed at least annually.

     Eligible properties are limited to single family residences, individual units in condominiums and individual units in cooperatives. Boston Safe's appraisal requirements typically exceed FNMA/FHLMC guidelines. Multiple appraisals may be required depending upon the loan amount and the location of the mortgaged property. The appraiser inspects the interior and exterior of the property and prepares a report that includes a market data analysis based on recent sales of comparable homes and, in certain cases, a cost analysis based on the current cost of constructing a similar home. This report is reviewed by a representative of Boston Safe, who makes a final determination regarding the appraised value of the home.

     Each prospective borrower submits an application package that includes the applicant's federal income tax returns for at least the last two years (self-employed individuals are generally required to submit their personal and business tax returns for the past three years) and information with respect to the applicant's bank and brokerage accounts, assets, liabilities, credit history and income/employment history. To establish the applicant's ability to make timely payments, Boston Safe obtains a credit report on each borrower. Boston Safe verifies the income, current employment and liquid assets of the applicant. Boston Safe will generally obtain a verification of mortgage for mortgage loans not reported on the credit report. Information relative to adverse credit and legal actions must be explained in writing by the applicant and must be acceptable to Boston Safe. The origination process also requires that adequate title insurance, standard fire and hazard insurance and, where necessary, flood insurance be obtained and maintained by the borrower.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has (i) sufficient income available to meet both housing and total debt obligations and
(ii) sufficient post-loan liquidity. Boston Safe generally requires that the applicant's total housing related expenses and other current obligations not exceed 38% of the applicant's stable income. However, a high ratio of expenses to income will not disqualify an applicant if other factors indicating the applicant's ability to make the mortgage payments are present. Boston Safe also focuses on the post-loan liquidity ("PLL") condition of the borrower equal to the excess of the borrower's verified liquid assets after netting out any margin debt and remaining transaction costs. Boston Safe generally requires a PLL equal to 6 to 36 months of the borrower's total debt service depending on the size of the loan.

     The amount of the loan is limited by Boston Safe to an applicable loan-to-value ratio, which is equal to the original principal balance of the mortgage loan divided by (i) in the case of a mortgage loan to refinance an existing mortgage loan, the appraised value of the mortgaged property determined at the time of application as reviewed by a representative of Boston Safe or
(ii) in the case of a mortgage loan to purchase a residence, the lesser of the appraised value as reviewed by a representative of Boston Safe or the sales price of the residence.

     The maximum loan-to-value ratios permitted by Boston Safe's underwriting guidelines vary depending on the amount of the loan as follows: up to $650,000-80%; $650,001 to $1,000,000-75%; $1,000,001 to $1,100,000-70%;
$1,100,001 to $1,600,000-65%; $1,600,001 to $3,000,000-60%; and over
$3,000,000-50%. Boston Safe's underwriting guidelines require generally lower maximum loan-to-value ratios in resort markets and for cooperative loans. In some cases, Boston Safe may make a loan secured by a unit in a cooperative where the cooperative does not permit and/or does not recognize the security interest granted to secure the loan. Boston Safe requires that borrowers pledge additional collateral ("Additional Collateral") to secure a mortgage loan to the extent that the loan-to-value ratio of such mortgage loan would otherwise exceed the applicable maximum loan-to-value ratio. Additional Collateral may include publicly traded stocks, corporate and municipal bonds, government securities, commercial paper, bank deposits, trust accounts and mutual funds. The loan-to-value ratio of a mortgage loan secured in part by Additional Collateral may, with respect to the real property securing such loan, be up to 100%. Boston Safe has no formal policy specifying a minimum loan-to-value ratio with respect to the real property value, but with rare exceptions, not more than 20% of the required collateral for a loan will be comprised of Additional Collateral.

     The market value of Additional Collateral required to be pledged ranges, depending on collateral type, from 100% to 167% of the portion of the related mortgage loan balance not secured by real estate or shares in a Cooperative. For example, if a borrower is seeking a loan of $500,000, the maximum permitted loan-to-value ratio is 80%. If the value of the property is $500,000, the loan-to-value ratio would be 100% and the borrower would be required to pledge at least $125,000 of Additional Collateral so that the loan-to-value ratio, taking into account the property and the Additional Collateral, would be reduced to 80%. The Additional Collateral would be required to have a market value of $138,750 to $208,750, depending on the type of Additional Collateral, to account for possible fluctuations in such market value. All Additional Collateral is valued on a daily basis; if the market value of such collateral with respect to any mortgage loan declines below specified levels, the related borrower is required to pledge sufficient Additional Collateral to meet such levels or to reduce the loan to an acceptable level. Boston Safe (or, if such Mortgage Loans have been included in a Trust Fund, the Master Servicer) will generally release the lien on some or all of the Additional Collateral securing a mortgage loan if, within three to five years after origination of such loan, the borrower meets certain requirements and the loan-to-value ratio has been reduced due to
(i) an increase in the appraised value of the real property securing such mortgage loan or (ii) prepayment by the borrower of a portion of the loan balance. After five years have elapsed following origination of a mortgage loan, Boston Safe (or, if such Mortgage Loans have been included in a Trust Fund, the Master Servicer) may, at its option, liquidate all or part of the related Additional Collateral in order to reduce the outstanding loan balance to a level within the applicable loan-to-value guidelines. The decision whether or not to liquidate the Additional Collateral after five years will be based on the borrower's payment history for the mortgage loan, the appraised value of the property and market conditions affecting disposition of the Additional Collateral.

     The security interests in all Additional Collateral pledged to secure the Mortgage Loans in a Trust Fund will be assigned to the Trustee. However, because Boston Safe will continue to hold such Additional Collateral as custodian on behalf of the Trustee, the Trustee may not have a perfected security interest in such Additional Collateral due to the lack of delivery.

     Investors should consider that certain terms of Additional Collateral may be restricted securities, the disposition of which is subject to limitations under federal securities laws. In addition, due to changes in the market conditions, Additional Collateral pledged to secure a Mortgage Loan may not be readily marketable at the time that the related borrower defaults on such Mortgage Loan and foreclosure proceedings are commenced. In such event, if a REMIC election has been made with respect to the Trust Fund, such Trust Fund will be prohibited from selling such Additional Collateral and losses to Certificateholders may result.

     None of the Mortgage Loans originated by Boston Safe are covered by primary mortgage insurance policies.

UNAFFILIATED SELLERS

     If the Mortgage Loans in a Trust Fund are being sold to the Depositor by an unaffiliated Seller, such Seller's underwriting guidelines will be described in the related Prospectus Supplement.

QUALIFICATIONS OF SELLERS

     Each Seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those mortgage loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC, a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties with respect to the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates. Such representations and warranties generally will include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and Primary Mortgage Insurance Policy were effective at the origination of each Mortgage Loan other than Cooperative Loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a Mortgagor; (iii) that each Mortgage Loan constituted a valid lien on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was more than 31 days delinquent at any time during the twelve months prior to the Cut-off Date; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as the Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by such Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. If such Seller cannot cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the outstanding principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month in which the Purchase Price is to be distributed at the Mortgage Rate (less any unreimbursed Advances or amount payable as related servicing compensation if the Seller is the Master Servicer with respect to such Mortgage
Loan). Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to Certificateholders or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets."

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe the material provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to Mellon Residential Funding Corporation, One Mellon Bank Center, Room 410, Pittsburgh, Pennsylvania 15258, Attention: Secretary.

GENERAL

     The Certificates of each Series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the Trust Fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Assets will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Mortgage Assets that from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement (the "Retained Interest")); (ii) such assets as from time to time are required to be deposited in the related Certificate Account; ( iii ) property that secured a Mortgage Loan and that is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure; and (iv) any Primary Mortgage Insurance Policies, FHA Insurance and VA Guaranties. and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. A Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, a certificate insurance policy or financial instruments.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund, or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee or a paying agent monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement (each, a "Distribution Date") in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code") of certain classes of Certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein. Unless otherwise specified in the related Prospectus Supplement, transfer of such Certificates will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of such Certificates by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" ("REMIC") as defined in the Code. The related Prospectus Supplement will specify whether a

REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may be made only if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder to the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes, subject to reimbursement as provided in the Agreement. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON CERTIFICATES

     General.   In general, the method of determining the amount of
distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement" herein and in the related Prospectus Supplement. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal of and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any credit enhancement. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

     Available Funds.   All distributions on the Certificates of each Series on
each Distribution Date will be made from the Available Funds, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amount on deposit in the related Certificate Account on such Distribution Date (net of related fees and expenses payable by the related Trust Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest.   Interest generally will accrue on the
aggregate original balance of the Certificates (the "Certificate Balance") (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates (the "Class Certificate Balance") entitled to interest at the rate (which may be a fixed rate or a rate adjustable as specified in such Prospectus Supplement) (the "Pass-Through Rate") from the date and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the Class Certificate Balance of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions is allocable to principal generally will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the Class Certificate Balance of such class of Certificates on that Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement and, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the Class Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such Class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     Distribution of Principal.   The Class Certificate Balance of any class of
Certificates entitled to distributions of principal generally will be the original Class Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, subject to the effect of negative amortization, if any. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     One or more classes of Certificates may be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the related Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificates will have the effect of accelerating the amortization of such Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Certificates of higher payment priority is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement -- Subordination" herein and "Credit Enhancement -- Subordination of the Subordinated Certificates" in the related Prospectus Supplement.

     Unscheduled Distributions.   The Certificates may be subject to receipt of
distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any credit enhancement, may be insufficient to make required distributions on the Certificates on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Such unscheduled distributions may include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

     The related Prospectus Supplement will specify whether all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     As specified in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Certificate Account for future distributions to Certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by obligors on the Mortgage Assets, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to Certificateholders, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Advances will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Assets with respect to which such Advances were made (e.g., late payments made by the related obligors, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan repurchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). In addition, Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Certificateholders to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. The obligations of the Master Servicer to make Advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

         (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, prepayment penalties included therein;

         (ii) the amount of such distribution allocable to interest; (iii) the amount of any Advance;

         (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date and (b) paid from the credit enhancement, that is included in the amounts distributed to the Certificateholders;

         (v) the Class Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

         (vi) the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

         (vii) the percentage of Principal Prepayments with respect to the Mortgage Assets, if any, which each such class will be entitled to receive on the following Distribution Date;

         (viii) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

         (ix) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days,
     (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

         (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         (xi) the Pass-Through Rate, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

         (xii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

         (xiii) any amounts remaining under the reserve fund, letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

     In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The

Prospectus Supplement for a series of Certificates may identify the classes which comprise such Series by reference to the following categories.

CATEGORIES OF CLASSES                            DEFINITION

                                               PRINCIPAL TYPES

Accretion Directed.........  A class that receives principal payments from the accreted interest from specified Accrual Classes. An Accretion Directed Class also may receive principal payments from principal paid on the underlying Mortgage Assets or other assets of the Trust Fund for the related Series.

Component Certificates.....  A class consisting of "Components." The Components of a class of Component Certificates may have different principal and/or interest payment characteristics but together constitute a single class. Each Component of a class of Component Certificates may be identified as falling into one or more of the categories in this chart.

Notional Amount
   Certificates............  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
   (also sometimes referred
   to as "PACs")...........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the Planned Principal Class. The Planned Principal Classes in any Series of Certificates may be subdivided into different categories (e.g., Primary Planned Principal Classes, Secondary Planned Principal Classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the Secondary Planned Principal Class of a Series of Certificates will be narrower than that for the Primary Planned Principal Class of such Series.

Scheduled Principal Class..  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the Scheduled Principal Class.

CATEGORIES OF CLASSES                         DEFINITION

Sequential Pay.............  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same Series of Certificates may be identified as a Sequential Pay Class.

Strip......................  A class that receives a constant proportion, or
                             "strip," of the principal payments on the underlying Mortgage Assets or other assets of the Trust Fund.

Support Class (also
   sometimes referred to as
   "companion classes")....  A class that receives principal payments on any
                             Distribution Date only if scheduled payments have been made on specified Planned Principal Classes, Targeted Principal Classes and/or Scheduled Principal Classes.

Targeted Principal Class
   (also sometimes referred
   to as "TACs")...........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.

                                               INTEREST TYPES

Fixed Rate.................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate..............  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Inverse Floating Rate......  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.

Variable Rate..............  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Mortgage Rates borne by the underlying Mortgage Loans).

Interest Only..............  A class that receives some or all of the interest payments made on the underlying Mortgage Assets or other assets of

CATEGORIES OF CLASSES                           DEFINITION

                             the Trust Fund and little or no principal. Interest Only Classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only Class that is not entitled to any distributions in respect of principal.

Principal Only.............  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual............  A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual Class is retired.

Accrual....................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

   LIBOR

     Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the "Calculation Agent") will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related Prospectus Supplement):

   LIBO Method

     If using this method to calculate LIBOR, the Calculation Agent will determine LIBOR by reference to the quotations. as set forth on the Reuters Screen LIBO Page (as defined in the International Swaps and Derivatives Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth herein (the "Reference Banks") for making United States dollar deposits of the applicable duration in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

     LIBOR will be established by the Calculation Agent on each LIBOR Determination Date as follows:

         (a) if on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

         (b) if on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates of the applicable duration that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent being so made, or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest United States dollar lending rate of the applicable duration which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

         (c) if on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR will be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

     Each Reference Bank (i) will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) will not control, be controlled by, or be under common control with the Calculation Agent; and (iii) will have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

   BBA Method

     If using this method of determining LIBOR, the Calculation Agent will determine LIBOR on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by eight BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR Determination Date, the Calculation Agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Interest Accrual Period shall be calculated in accordance with the LIBOR method described above under "LIBO Method."

     The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

   COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of "COFI Certificates") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Certificates the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

   Treasury Index

     On the Treasury Index Determination Date for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S. Treasury securities adjusted to the "constant maturity" (as further described below) specified in such Prospectus Supplement or (ii) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on

Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15 (519) for such week, then it will use such Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve. which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Certificates.

     The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

   Prime Rate

     On the Prime Rate Determination Date for each class of Certificates of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Certificates. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

BOOK-ENTRY CERTIFICATES

     If so specified in the related Prospectus Supplement, the Certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Certificates ("Certificate Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States, or Cedelbank ("Cedel") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable Series of Certificates and will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Cedel and The Chase Manhattan Bank ("Chase") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, the only "Certificateholder" of Book-Entry Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the applicable Agreement. Certificate Owners are only permitted to exercise their rights indirectly through participants in DTC ("DTC Participants").

     The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received on Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between DTC Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding certificates directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines

(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks

(including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a tangible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the applicable Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     DTC has advised the Depositor that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the Certificate Owners of the

Book-Entry Certificates under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the applicable Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates of a Series which conflict with actions taken with respect to other Book-Entry Certificates of such Series.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the applicable Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or such Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate the book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), Certificate Owners having Percentage Interests aggregating not less than 51% advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable Trustee will be required to notify all affected Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the applicable Trustee will issue Definitive Certificates, and thereafter such Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the applicable Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DTC management is aware that some computer applications, systems, and the like for processing data ("DTC Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that the DTC

Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information and the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     If the DTC Systems are not year 2000 compliant by the year 2000, DTC's ability to provide DTC Services, including payments on the Certificates may be materially and adversely affected. If this were to occur, Certificate Owners could experience delays in payments due or may not ultimately receive all interest and principal due to the Certificate Owners.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, certificate insurance policy, bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. In general, credit enhancement will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, the rights of holders of one or more classes of Subordinated Certificates (the "Subordinated Certificateholders") will be subordinate to the rights of holders of one or more other classes of Senior Certificates (the "Senior Certificateholders") of such Series to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the amount specified in the related Prospectus Supplement, Senior Certificateholders would experience losses on the Certificates.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Certificates, payments to Senior Certificateholders on account of delinquencies or losses and payments to the Reserve Fund will be allocated as specified in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement relating to a Mortgage Pool. a separate mortgage pool insurance policy ("Mortgage Pool Insurance Policy") will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Mortgage Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself the Trustee and the Certificateholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Each Mortgage Pool Insurance Policy generally will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and
(iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer generally will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance of the related Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Mortgaged Property is damaged, and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer generally will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to repurchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each Mortgage Pool Insurance Policy generally will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid generally will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate special hazard insurance policy or policies (the "Special Hazard Insurance Policy") will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement--Hazard Insurance." A Special Hazard Insurance Policy generally will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy generally will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy generally will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a bankruptcy bond (the "Bankruptcy Bond") to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be canceled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

     To the extent specified in the Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

RESERVE FUND

     If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more reserve funds (the "Reserve Fund") for such Series. The related Prospectus Supplement will specify whether or not a Reserve Fund will be included in the Trust Fund for such Series.

     The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement, to which the Subordinated Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in "Permitted Investments" which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the Certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution to the Certificateholders for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

CROSS SUPPORT

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series that includes a cross support feature will describe the manner and conditions for applying such cross support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

CERTIFICATE INSURANCE POLICY

     One or more classes of Certificates of a Series may have the benefit of a financial guaranty insurance policy or surety bond (a "Certificate Insurance Policy") issued by a monoline insurance company or other financial institution (the "Certificate Insurer"). The Certificate Insurance Policy will generally guarantee (i) on each Distribution Date, any deficiency amount and (ii) any amount previously distributed to a Certificateholder that must be returned due to a proceeding in bankruptcy against the Depositor (a "preference amount"). A "deficiency amount" generally will equal a shortfall in Available Funds to pay interest on the covered Certificates plus the amount of principal calculated as provided in the related Prospectus Supplement. The Certificate Insurer will be subrogated to the rights of the Certificateholders to whom payments under to Certificate Insurance Policy have been made with respect to future distributions from the Trust Fund, and the Certificate Insurer will have the right to exercise the voting or consent rights of the holders of the covered Certificates. Financial and other information regarding the Certificate Insurer will be set forth or incorporated by reference in the related Prospectus Supplement.

FINANCIAL INSTRUMENTS

     A Trust Fund may include one or more financial instruments which will have the effect of (i) converting payments on all or certain of the Mortgage Assets from fixed to floating payments, floating to fixed payments or floating payments based on a certain index to floating payments based on a different index, (ii) providing payments if an index rises or falls below specified levels or (iii) providing protection against changes in interest rates, certain types of losses or other shortfalls in amounts available for distribution to holders of one or more classes of a Series. Any such financial instrument will be or will be structured so as to be exempt from the registration requirements of the Securities Act of 1933, as amended. To the extent material, financial and other information regarding the provider of any such financial instrument will be included or incorporated by reference in the related Prospectus Supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Fund. The original terms to maturity of the underlying mortgage loans with respect to the Mortgage Assets in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein, and each Prospectus Supplement will contain information with respect to the type and maturities of such mortgage loans. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying Mortgage Loans with respect to the Mortgage Assets will affect the average life of the related Series of Certificates.

     A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect the prepayment experience of Mortgage Loans.

     Conventional fixed rate Mortgage Loans typically contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Mortgage Loans insured by the FHA and Mortgage Loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that on conventional Mortgage Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" herein for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through in the following month to Certificateholders because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Both full and partial prepayments will not be passed through until the month following the related prepayment period.

     The effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the person identified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement--Termination; Optional Termination" herein.

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including Principal Prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of the material provisions of the Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the related Agreement.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans.   At the time of issuance of the
Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the Mortgage Note endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (the "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will, unless otherwise specified in the related Prospectus Supplement, deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form and (iv) such other security documents as may be specified in the related Prospectus Supplement or the related Agreement. The Depositor will cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans.

     With respect to any Mortgage Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within the period specified in the related Prospectus Supplement after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price or, if so specified in the related Prospectus Supplement, replace such Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "Mortgage Loan Program--Representations by Sellers; Repurchases," neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. This purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Notwithstanding the foregoing provisions. with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

     Assignment of Agency Securities.   The Depositor will cause the Agency
Securities to he registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (the "Certificate Account"), which must be either (i) maintained with a depository institution the short-term unsecured debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a "Rating Agency"),
(ii) an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. The Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or Advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

         (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

         (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

         (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed Advances, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

         (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement--Assignment of Mortgage Assets" above and all proceeds of any Mortgage Loan repurchased as described under "The Pooling and Servicing Agreement--Termination; Optional Termination" below;

         (v) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

         (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

         (vii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

         (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the Certificate Account;

         (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

         (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

         (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

         (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

         (vi) to pay to the Master Servicer, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Mortgage Loan;

         (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

         (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

         (ix) to clear and terminate the Certificate Account upon termination of the Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty and Bankruptcy Bond or alternative arrangements, follow such collection procedures as it follows with respect to mortgage loans that are comparable to the Mortgage Loans held in its own portfolio. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days, or such other number of days specified in the related Prospectus Supplement, after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or to cause to be made Advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the Mortgagor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Mortgage Loan is, by its terms, assumable, the Master Servicer will seek to enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the Mortgagor also remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses" herein. In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser generally will have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the Mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by the respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the Mortgagor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" herein and "Credit
Enhancements -- Insurance -- Special Hazard Insurance Policy" in the related Prospectus Supplement.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Mortgage Insurance Policies.   The Master Servicer will maintain or
cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans. including misrepresentation by the originator, Mortgagor or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related Sub-Servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Mortgage Insurance Policy.   As conditions
precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings that are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan and amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related Mortgagor, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of a Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance police it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund that exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See "Credit Enhancement" herein and in the related Prospectus Supplement.

     The proceeds from any liquidation of a Mortgage Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Mortgaged Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Mortgage Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Mortgage Loan: third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Mortgage Loan; and fourth, as a recovery of principal of such Mortgage Loan.

     FHA Insurance; VA Guaranties.   Mortgage Loans designated in the related
Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended ("FHA Insurance"). Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Mortgage Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the Mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions. at least three full monthly installments must be due and unpaid under the Mortgage Loan and HUD must have rejected any request for relief from the Mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Mortgage Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Mortgage Loan, bears interest from a date 30 days after the Mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended. permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Mortgage Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Mortgage Loan.

     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Mortgage Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guaranty will be the percentage of the VA-insured Mortgage Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust Fund (the "Master Servicing Fee"). Unless otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or a Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of Mortgage Loans or Agency Securities, under Agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the minimum standards of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, as applicable, with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Mortgage Loans or Agency Securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

LIST OF CERTIFICATEHOLDERS

     Each Agreement will provide that three or more holders of Certificates of any Series may, by written request to the Trustee, obtain access to the list of all Certificateholders maintained by the Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the Agreement and the Certificates.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor, may be a Seller or may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that the performance by it of its duties thereunder is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement. Notwithstanding the foregoing, each Agreement will provide that the Master Servicer may assign its rights and obligations under the applicable Agreement to an entity that (i) is reasonably acceptable to the Trustee and any third-party provider of credit enhancement for the related Series, (ii) is duly qualified and licensed to service mortgage loans comparable to the Mortgage Loans in the jurisdictions in which the Mortgaged Properties are located, (iii) has a net worth of not less than $10,000,000 and is an approved servicer for either FNMA or FHLMC, (iv) will not cause any Rating Agency to lower or withdraw its then-current rating assigned to the Certificates of the related Series and (v) executes and delivers an agreement pursuant to which such successor agrees to be bound by all of the terms and conditions of the applicable Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

EVENTS OF DEFAULT

     Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to deposit in the Certificate Account or remit to the Trustee any payment (other than an Advance) which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the Voting Rights evidenced by the Certificate; and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations. "Voting Rights" are the portion of voting rights of all of the Certificates which are allocated to any Certificate pursuant to the terms of the Agreement.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates having not less than 25% of the Voting Rights and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of any class of Certificates of such Series evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein (including to give effect to the expectations of holders); or (iii) to make any other provision with respect to matters or questions arising under the Agreement, provided that such action will not as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder; provided, however, that no such opinion of counsel will be required if the person requesting such amendment obtains a letter from each rating agency requested to rate the class or classes of Certificates of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Certificates of such Series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing, as to such class, percentage interests aggregating 66%, or (iii) reduce the aforesaid percentage of Certificates of any class of holders that is required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     The obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Terminator (or, in the case of an auction sale as described below, one or more third parties) from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets; provided that the Trust Fund will terminate not later than the death of the survivors of the person named in the related Agreement. The "Terminator" may be the Master Servicer, one or more subservicers, the Depositor, the holder of a REMIC residual interest or the provider of credit enhancement, as specified in the related Prospectus Supplement.

     Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the applicable Terminator at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of any Terminator to so purchase is subject to the principal balance of the related Mortgage Assets being less than a fixed percentage, not more than 10%, specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The purchase price may be less than the outstanding principal of the related Certificates if the Mortgage Assets include Mortgaged Properties acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with defaulted Mortgage Loans and the values of such Mortgaged Properties are less than the outstanding principal balances of the related Mortgage Loans. In addition, if the related Prospectus Supplement so provides, the Trustee may be required to conduct an auction sale of the Mortgage Assets in accordance with the procedures specified in such Prospectus Supplement in the event that the Terminator is eligible to exercise its purchase option but elects not to do so. Any such auction sale generally will require a minimum bid equal to the outstanding principal balance of the related Certificates plus accrued interest thereon. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of
Section 860F(g)(4) of the Code.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because the Mortgaged Properties are expected to be located throughout the United States and because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Mortgage Loans is situated.

GENERAL

     The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives.   Certain of the Mortgage Loans may be Cooperative Loans. The
Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

FORECLOSURE/REPOSSESSION

     Deed of Trust.   Foreclosure of a deed of trust is generally accomplished
by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages.   Foreclosure of a mortgage is generally accomplished by
judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans.   The Cooperative shares owned by the tenant-stockholder
and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting Mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable is that lenders will usually proceed against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section

9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to preexisting, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured creditor exclusion. The Court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility, or participated in decisions related to hazardous waste to be held liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's hazardous waste management practices. The Court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. In January 1991, the Supreme Court denied certiorari in the Fleet Factors case, thereby letting the Court of Appeals decision stand. In response to the Fleet Factors decision, on April 29, 1992, the EPA issued regulations interpreting and delineating CERCLA's secured creditor exclusion and the range of permissible actions that may be undertaken by a holder of a security interest in a contaminated property without exceeding the bounds of the secured creditor exclusion. However, on

February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit issued a decision in Kelley v. EPA invalidating the EPA regulations. Further, in January 1995, the Supreme Court denied certiorari in the Kelley case, thereby letting the Court of Appeals decision stand. In September 1995, the EPA and the U.S. Department of Justice issued a guidance document stating that the two agencies, respectively, would apply the 1992 regulations in prosecuting enforcement and cost recovery actions, and in otherwise addressing lender liability under CERCLA. However, this guidance document is not binding on any parties other than the federal government, and need not be applied by the courts in adjudicating CERCLA cost recovery or contribution actions brought by states, municipalities or private parties.

     As a result of the Kelley decision, the state of the law with respect to the secured creditor exclusion remains unclear. Proposed amendments to CERCLA that would clarify the range of actions a secured creditor may take without losing the benefit of the exclusion have been introduced in Congress, but have not been enacted. However, even if CERCLA were to be amended, such amendments would not affect the potential for liability under other federal or state laws which impose liability on "owners or operators" but do not provide any protection for secured creditors.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

DUE-ON-SALE CLAUSES

     Each conventional Mortgage Loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment. particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans or contract.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     This section sets forth (i) certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special federal tax counsel to the Depositor ("Federal Tax Counsel"), and (ii) a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a Certificate, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "Holder" means the beneficial owner of a Certificate and, unless the context indicates otherwise, any reference to Mortgage Loans includes both the Mortgage Loans and Agency Securities.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this discussion is based are subject to change, and such a change could apply retroactively.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

OPINIONS

     Federal Tax Counsel is of the opinion that:

         (i) If a Prospectus Supplement indicates that one or more REMIC elections will be made with respect to the related Trust Fund, assuming that such elections are timely made and all of the provisions of the applicable Agreement are complied with (a) each segregated pool of assets specified as a REMIC in such Agreement will constitute a REMIC for federal income tax purposes, (b) the Class or Classes of Certificates of the related Series which are designated as "regular interests" in such Prospectus Supplement will be considered "regular interests" in a REMIC for federal income tax purposes and (c) the Class of Certificates of the related Series which is designated as the "residual interest" in such Prospectus Supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes; and

         (ii) If a Prospectus Supplement indicates that a Trust Fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement, (a) the Trust Fund will be considered to be a grantor trust under Subpart E, Part I of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and (b) a Holder of the related Certificates will be treated for federal income tax purposes as the owner of an undivided interest in the assets included in the Trust Fund.

     Each such opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third-party.

NON-REMIC CERTIFICATES

     If a REMIC election is not made, and the Prospectus Supplement so indicates, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

a.   SINGLE CLASS OF CERTIFICATES

     Characterization.   The Trust Fund may be created with one class of
Certificates. In this case, each Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Mortgage Pool. Any amounts received by a Certificateholder in lieu of amounts due with respect to any Mortgage Loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Certificateholder will be required to report on its federal income tax return in accordance with such Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus such taxpayer's other miscellaneous itemized deductions (as defined in the Code) exceed two percent of its adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. A Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due (or received if received prior to when due) or are paid (or accrued if accrued prior to payment) to the Master Servicer. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

     In general, (i) a Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Certificate are of a type described in such Code section; and (ii) a Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Certificate are of a type described in such Code section.

     Buydown Loans.   The assets constituting certain Trust Funds may include
Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Certificateholders should consult their own tax advisors with respect to the characterization of investments in Certificates representing an interest in a Trust Fund that includes Buydown Loans.

     Premium.   The price paid for a Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Certificateholder that acquires an interest in Mortgage Loans at a premium may elect, under Code
Section 171, to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Certificate. The basis for such Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan), if a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Original Issue Discount.   The IRS has stated in published rulings that, in
circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1275) will be applicable to a Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. OID generally must he reported as ordinary gross income as it accrues under a constant interest method. See "-- Multiple Classes of Certificates -- Certificates Representing Interests in Loans Other Than ARM Loans" below.

     Market Discount.   A Certificateholder that acquires an undivided interest
in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Certificate will be considered to be zero if the amount allocable to the Certificate is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on such instruments. According to such legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Certificate at a market discount also may be required to defer, until the maturity date of such Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry such Certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to such Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Certificateholder in that taxable year or thereafter.

     Election to Treat All Interest as OID.   The OID Regulations permit a
Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Single Class of Certificates -- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without the consent of the IRS.

b.   MULTIPLE CLASSES OF CERTIFICATES

   1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Certificates, one class of Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount, any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off. See "-- Non-REMIC Certificates" and "Multiple Classes of Senior Certificates--Stripped Bonds and Stripped Coupons" herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "-- Non-REMIC Certificates" and "-- Single Class of Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Loan is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the unrecovered premium of such Certificate that is allocable to such Mortgage Loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

   2.   Certificates Representing Interests in Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 1, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the Mortgage Loans are lower than subsequent rates on the Mortgage Loans) on the Mortgage Loans.

     OID on each Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on the Treasury regulations issued under Code Sections 1271 through 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act").

     Under the Code, the Mortgage Loans underlying the Certificates will be treated as having been issued on the date they were originated, with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "-- Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount.   Generally, the owner of a Certificate
must include in gross income the sum of the "daily portions," as defined below, of the OID on such Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (ii) any payments received during such accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (e.g., due to points) will be includible by such holder. Other original issue discount on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

     The addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of a Mortgage Loan may require the inclusion of such amount in the income of the Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Certificate's principal balance will result in additional income (including possibly OID income) to the Certificateholder over the remaining life of such Certificates.

c.   SALE OR EXCHANGE OF A CERTIFICATE

     Sale or exchange of a Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Certificate. Such adjusted basis generally will equal the seller's purchase price for the Certificate, increased by the OID included in the sellers gross income with respect to the Certificate, and reduced by principal payments on the Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short term depending on whether the Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

d.   NON-U.S. PERSONS

     Generally, to the extent that a Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Certificate evidences ownership in Mortgage Loans issued after July 18, 1984 by natural persons if such Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a Holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of Holders when payments to the Holders cannot be reliably associated with appropriate documentation provided to the payor. All Holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (except, in the case of a partnership, to the extent future Treasury regulations provide otherwise), an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust other than a "foreign trust," as defined in Section 7701(a)(31) of the Code.

e.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. All Holders should consult their tax advisers regarding what certifications, if any, will be required under the Final Withholding Regulations to avoid backup withholding with respect to payments made after December 31, 2000. See
"d. Non-U.S. Persons," above for a discussion of the Final Withholding Regulations.

REMIC CERTIFICATES

     The Trust Fund relating to a Series of Certificates, or any segregated pool of assets within the Trust Fund, may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "-- Residual Certificates" and "-- Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund or segregated pool of assets that elects REMIC status, the related Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

(ii) Certificates held by a real estate investment trust will Constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "-- Non-REMIC Certificates -- Single Class of Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures.   For certain Series of Certificates, two separate
elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code.

a.   REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular

Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium.   The Regular Certificates may be
issued with original issue discount ("OID"). Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, rather than in accordance with receipt of the interest payments. The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     The IRS has issued regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The Trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described herein. However, because no regulatory guidance currently exists under Code
Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period and any interest foregone during the first period, is treated as the amount by which the stated redemption price of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates. interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated Pass-Through Rate of interest on the Regular Certificates is not unconditionally payable because reasonable legal remedies do not exist to compel timely payment of interest or, the terms and conditions of the Certificates (or possibly the underlying Mortgage Loans) are not such that the likelihood of late payments or nonpayments on the Mortgage Loans is a remote contingency. Such position, if successful, would require all holders of Regular Certificates to accrue income on such certificates under the OID Regulations.

     Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose. the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such Regular Certificates is the sum of all payments to be made on such Regular Certificates determined under the Prepayment Assumption, with the result that such Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID, rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of such Regular Certificates should be limited to their principal amount (subject to the discussion below under "-- Accrued Interest Certificates"), so that such Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "-- Regular Certificates -- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate. Absent further guidance, the Trustee intends to treat the Super-Premium Certificates as described herein.

     Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such Regular Certificate generally should not be treated as a SuperPremium Certificate and the rules described below under "--Regular Certificates--Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Regular Certificate for each day a Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates provided that each accrual period (i) is not longer than one year,
(ii) begins or ends on a Distribution Date (except for the first accrual period which begins on the issue date) and (iii) begins on the day after the preceding accrual period ends. This will be done in the case of each full accrual period by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor equal to the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of such accrual period. The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular

Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate Regular Certificates.   Regular Certificates may provide for
interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount; (ii) the interest compounds or is payable at least annually at current values of (a) one or more qualified floating rates (which are generally measured by or based on lending rates for newly borrowed funds), (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate (which is generally, a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information), or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) there are no contingent principal payments. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate. If some or all of the Mortgage Loans are subject to "teaser rates" (i.e., the initial rates on the Mortgage Loans are less than subsequent rates on the Mortgage Loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that such Certificates may not have been issued with "true" non-de minimis original issue discount.

     Election to Treat All Interest as OID.   The OID Regulations permit a
Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Regular Certificates -- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without the consent of the IRS.

     Market Discount.   A purchaser of a Regular Certificate may also be subject
to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of such Regular Certificate's stated redemption price at maturity multiplied by such Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and
(ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder of a Regular Certificate that acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     Premium.   A purchaser of a Regular Certificate that purchases the Regular
Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described herein. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Deferred Interest.   Certain classes of Regular Certificates will provide
for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations. whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     Effects of Defaults and Delinquencies.   Certain Series of Certificates may
contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on other more senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the timing and characterization of such losses or reductions in income are uncertain, and, accordingly, Subordinated Certificateholders should consult their own tax advisors on this point.

     Sale, Exchange or Redemption.   If a Regular Certificate is sold,
exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount" above, any such gain or loss generally will be capital gain or loss, provided that the Regular Certificate is held as a

"capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income.

     The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates.   Certain of the Regular Certificates
("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC.   Under the temporary Treasury
regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See Pass-Through of Non-Interest Expenses of the REMIC" under "Residual Certificates" below.

     Treatment of Realized Losses.   Although not entirely clear, it appears
that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and Holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

     Non-U.S. Persons.   Generally, payments of interest (including any payment
with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, to such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a Holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of Holders when payments to the Holders cannot be reliably associated with appropriate documentation provided to the payor. All Holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and holders of Residual Certificates (the "Residual Certificateholder") and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding.   The Master Servicer will
furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. All Holders should consult their tax advisers regarding what certifications, if any, will be required under the Final Withholding Regulations to avoid backup withholding with respect to payments made after December 31, 2000. See "Non-U.S. Persons," above for a discussion of the Final Withholding Regulations.

b.   RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "-- Prohibited Transactions and Other Taxes" below. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation to taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder. See "-- Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests.   The
taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described above under "--Regular Certificates -- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, as well as, income earned from temporary investments on reserve assets, reduced by the amortization of any premium on the Mortgage Loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the Mortgage Loans. The timing of the inclusion of such income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "Sale or Exchange of Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such

Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see "Allocation of the Income of the REMIC to the Residual Certificates" above.

     Net Losses of the REMIC.   The REMIC will have a net loss for any calendar
quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules.   Prospective purchasers of a Residual Certificate
should be aware that Residual Certificates acquired after January 3, 1995 are not securities and cannot be marked-to-market.

     Pass-Through of Non-Interest Expenses of the REMIC.   As a general rule,
all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

     Excess Inclusions.   A portion of the income on a Residual Certificate
(referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors-" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "Non-U.S. Persons" below.

     With respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over
(ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. The Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a Residual Certificate as excess inclusions if the Residual Certificates in the aggregate are considered not to have "significant value."

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

     Payments.   Any distribution made on a Residual Certificate to a Residual
Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale or Exchange of Residual Certificates.   If a Residual Certificate is
sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of, or results from, (i) a breach of the related Master Servicer's, Trustee's or Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Seller as the case may be, out of its own funds or (ii) the Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Seller. In the event that such Master Servicer, Trustee or Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such as will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to such Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual
Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "-- Residual Certificates -- Excess Inclusions" above.

NON-U.S. PERSONS

     Amounts paid to Residual Certificateholders who are not U.S. persons (see "-- Regular Certificates -- Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- Residual Certificates Excess-Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of under rules similar to those for withholding upon disposition of debt instruments that have OID). The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "-- Residual Certificates -- Excess Inclusions" above. If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "-- Tax-Related Restrictions on Transfers of Residual Certificates" below.

     Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a Holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of Holders when payments to the Holders cannot be reliably associated with appropriate documentation provided to the payor. All Holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Trustee receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and
(ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Noneconomic Residual Certificate.   The REMIC Regulations disregard for
federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S.

Person," unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors.   The REMIC Regulations provide that the transfer of a
Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and/or any successor or replacement form required by the Final Withholding Regulations (which are generally effective with respect to payments after December 31, 2000) to substantiate a claim that income is effectively connected with a United States trade or business, and the Trustee consents to such transfer in writing. See "Non-U.S. Persons" above for a discussion of the Final Withholding Regulations.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Certificates of a Series that are not divided into classes. If Certificates are divided into classes the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and

501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes ("Single Family Certificates") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than twenty-five percent (25%) of all Single Family Certificates and at least fifty percent (50%) of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinated Certificates. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinated Certificate may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Senior Certificates issued in a Series in which there is only one class of Senior Certificates; provided that the Certificates in the case of clause (i), or the Senior Certificates in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than zero percent (0%) and a specified percentage (greater than zero percent (0%)) of future principal payments on the Mortgage Loans. It is not clear whether a class of Certificates that evidences the beneficial ownership in a Trust Fund divided into mortgage loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent (1%) of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payments retained by the pool sponsor together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or only the Senior Certificates in a Series issued with a subordination feature, provided that the subordination and Reserve Fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. See "Description of the Certificates" herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

         (3) the certificates required by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("D&P") or Fitch IBCA, Inc. ("Fitch");

         (4) the trustee must not be an affiliate of any other member of the Restricted Group;

         (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(l) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

         (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Mortgage Loans, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties.

     The Prospectus Supplement for each Series of Certificates will indicate the classes of Certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the

Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each Series of Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of SMMEA. Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentably thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Certificates under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     Certificates are being offered hereby in Series from time to time (each Series evidencing a separate Trust Fund) through any of the following methods:

         1. By negotiated firm commitment underwriting and public reoffering by underwriters;

         2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

         3. By placement directly by the Depositor with institutional investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Certificates will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Certificates of such Series if any such Certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Mellon Financial Services, Inc., an affiliate of the Depositor, may from time to time act as agent or underwriter in connection with the sale of the Certificates. This Prospectus and the related Prospectus Supplement may be used by Mellon Financial Services, Inc. in connection with offers and sales related to secondary market transactions in any Series of Certificates. Mellon Financial Services, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to the prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If a Series is offered other than through underwriters, the Prospectus Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

                                 LEGAL MATTERS

     The validity of the Certificates, including the material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX TO DEFINED TERMS

                                        PAGE
                                        ----
1986 Act...............................    91
Accretion Directed Certificates........    36
Accrual Certificates...................    32
Accrual Class..........................    38
Additional Collateral..................    25
adjusted issue price...................   109
Advance................................    12
Agency Securities......................     9
Agreement..............................     9
Applicable Amount......................   109
balloon payments.......................    10
Bankruptcy Bond........................    52
Book-Entry Certificates................    43
Boston Safe............................     9
BBA....................................    40
Buydown Fund...........................    11
Buydown Loans..........................    11
Calculation Agent......................    39
Cede...................................    43
Cedel..................................    43
Cedel Participants.....................    45
CERCLA.................................    81
Certificate Account....................    58
Certificate Balance....................    31
Certificate Insurance Policy...........    53
Certificate Insurer....................    53
Certificate Owners.....................    43
Certificate Register...................    30
Certificateholders.....................     9
Certificates...........................     8
Class Certificate Balance..............    31
CMT....................................    22
Code...................................    30
COFI...................................    40
COFI Certificates......................    41
Collateral Value.......................    11
Commission.............................     8
Component Certificates.................    36
Components.............................    36
constant maturity......................    43
Contingent Regulation..................    96
Contributions Tax......................   111
Cooperative Loans......................    12
Cooperatives...........................    13
Cut-off Date...........................    11
D&P....................................   119
daily accruals.........................   110
Deferred Interest......................    92

                                         PAGE
                                         ----
Definitive Certificates................    44
Depositor..............................     8
Detailed Description...................     9
Disqualified Organizations.............   113
Distribution Date......................    30
DOL....................................   116
DTC....................................    43
DTC Participants.......................    44
electing large partnerships............   114
Eleventh District......................    40
EPA....................................    81
ERISA..................................    30
Euroclear..............................    43
Euroclear Operator.....................    45
Euroclear Participants.................    45
European Depositaries..................    44
excess inclusion.......................   109
excess servicing.......................    89
Exchange Act...........................     8
Federal long-term rate.................   109
Federal tax counsel....................    84
FHA....................................    13
FHA Insurance..........................    66
FHA Loans..............................    13
FHLBSF.................................    41
FHLMC..................................     9
FHLMC Act..............................    15
FHLMC Certificate group................    16
FHLMC Certificates.....................    16
Final Withholding Regulations..........    93
Financial Intermediary.................    44
FIRREA.................................    24
Fitch..................................   119
Fixed Rate Class.......................    37
Floating Rate Class....................    37
FNMA...................................     9
FNMA Certificates......................    18
Garn-St Germain Act....................    82
GNMA...................................     9
GNMA Certificates......................    13
GNMA I Certificates....................    13
GNMA II Certificate....................    13
GNMA Issuer............................    13
Guaranty Agreement.....................    14
Guaranteed Mortgage Pass-Through
  Certificates.........................    18
Holder.................................    84
Housing Act............................    13

                                         PAGE
                                         ----
HUD....................................    66
Insurance Proceeds.....................    59
Insured Expenses.......................    59
Interest Only Class....................    37
Inverse Floating Rate Class............    37
IRS....................................    87
LIBOR..................................    39
LIBOR Determination Date...............    39
Liquidated Mortgage....................    69
Liquidation Expenses...................    59
Liquidation Proceeds...................    59
Loan-to-Value Ratio....................    11
lockout periods........................    10
market discount........................    95
Master REMIC...........................    78
Master Servicer........................    12
Master Servicing Fee...................    68
Mellon Mortgage........................     9
Moody's................................   119
Mortgage...............................    57
Mortgage Assets........................     9
Mortgage Loans.........................     9
Mortgage Note..........................    10
Mortgage Pool..........................     9
Mortgage Pool Insurance Policy.........    49
Mortgage Rate..........................    10
Mortgaged Properties...................     9
Mortgagor..............................    11
National Cost of Funds Index...........    42
NCUA...................................   121
Noneconomic Residual Certificate.......   115
Notional Amount Certificates...........    36
OID....................................    85
OID Regulations........................    91
OTS....................................    42
Partial Accrual Class..................    38
Parties in Interest....................   117
pass-through entity....................   114
pass-through interest holder...........   109
Pass-Through Rate......................    31
Payment Lag Certificates...............   104
Permitted Investments..................    53
phantom income.........................   106
Planned Principal Class................    36
Plans..................................   116
PLL....................................    25
Policy Statement.......................   121
Pool Insurer...........................    49
preference amount......................    54
pre-issuance accrued interest..........   104
Prepayment Assumption..................    91

                                         PAGE
                                         ----
Primary Insurer........................    64
Primary Mortgage Insurance Policy......    10
Prime Rate.............................    43
Principal Only Class...................    38
Principal Prepayments..................    32
Prohibited Transactions Tax............   111
PTE 83-1...............................   117
Purchase Price.........................    28
Rating Agency..........................    59
RCRA...................................    82
Record Date............................    30
Reference Banks........................    39
Registration Statement.................     8
Regular Certificateholders.............    96
Regular Certificates...................    94
Relief Act.............................    83
Relevant Depositary....................    44
REMIC..................................    30
REMIC Certificates.....................    94
Reserve Fund...........................    52
Reserve Interest Rate..................    39
Residual Certificateholder.............   105
Residual Certificates..................    94
Retained Interest......................    29
Securities Act.........................     8
S&P....................................   119
Scheduled Principal Class..............    36
Seller.................................     9
Senior Certificateholders..............    48
Senior Certificates....................    48
Sequential Pay.........................    36
single class REMIC.....................   104
Single Family Certificates.............   118
SMMEA..................................   121
Special Hazard Insurance Policy........    51
Special Hazard Insurer.................    51
Strip..................................    37
Stripped Bond Certificates.............    89
Stripped Coupon Certificates...........    89
Subordinated Certificateholders........    48
Subordinated Certificates..............    48
Sub-Servicer...........................    12
Subsidiary REMIC.......................    95
Super-Premium Certificates.............    97
Support Class..........................    37
Targeted Principal Class...............    37
Title V................................    83
Treasury Index.........................    42
Trust Fund.............................     9
Trustee................................    12
UCC....................................    78

                                         PAGE
                                         ----
Underwriter Exemptions.................   119
U.S. Person............................    93
VA.....................................    13
VA Guaranty............................    67
VA Loans...............................    13
Variable Rate..........................    37
Voting Rights..........................    71

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               MELLON RESIDENTIAL
                              FUNDING CORPORATION
                                   DEPOSITOR

                               THE BOSTON COMPANY

                     BOSTON SAFE DEPOSIT AND TRUST COMPANY
                           SELLER AND MASTER SERVICER

                                  $514,896,100
                                 (APPROXIMATE)

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-TBC2
                    ---------------------------------------

                             PROSPECTUS SUPPLEMENT

                    ---------------------------------------

GREENWICH CAPITAL LOGO                             MELLON FINANCIAL MARKETS, LLC
                                 (UNDERWRITERS)

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2000-TBC2 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2000-TBC2 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2000-TBC2 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until September 10, 2000.

                                 JUNE 12, 2000
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------